Exhibit 4.1.2

SECOND LIEN SECURITY AGREEMENT

This SECOND LIEN SECURITY AGREEMENT (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, this “Agreement”), dated as of February 13, 2013 made by Stanadyne Corporation, a Delaware corporation (the “Borrower”), Stanadyne Intermediate Holding Corp., a Delaware corporation (“Holdings”), and those additional entities from time to time party hereto by execution of the form of Supplement attached hereto as Annex I (collectively, jointly and severally, the “Guarantors” and each, individually, a “Guarantor”, and the Borrower and Holdings, collectively with the Guarantors, the “Pledgors”, and each, individually, a “Pledgor”), and Jefferies Finance LLC, in its capacity as collateral agent (in such capacity, together with its successors and assigns, the “Collateral Agent”) for the benefit of the Secured Parties (as defined below).

W I T N E S S E T H:

WHEREAS, pursuant to the Second Lien Term Loan Agreement (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Second Lien Term Loan Agreement”), dated as of the date hereof, by and among the Borrower, each Person party thereto that is designated as a Guarantor from time to time, Jefferies Finance LLC, as Administrative Agent and Collateral Agent, and the Lenders party thereto from time to time, the Borrower borrowed from the Lenders and the Lenders lent to the Borrower term loans in an aggregate original principal amount equal to $25,000,000 (with a potential incremental term loans up to an additional $15,000,000 in the aggregate) (the “Term Loans”), for the consideration and upon the terms and conditions contained therein;

WHEREAS, the Borrower and each Guarantor will receive substantial benefits from the execution, delivery and performance of the obligations under the Second Lien Term Loan Agreement, the Collateral Documents (as defined below) and the Term Loans and each is, therefore, willing to enter into this Agreement;

WHEREAS, each Guarantor has, pursuant to the Second Lien Term Loan Agreement, unconditionally guaranteed the Secured Obligations (as defined below);

WHEREAS, this Agreement is given by each Pledgor in favor of the Collateral Agent for the benefit of the Secured Parties to secure the payment and performance of all of the Secured Obligations; and

WHEREAS, in order to secure the obligations under each First Lien Credit Agreement (as defined below), the Pledgors have previously granted to the First Lien Collateral Agent (as defined below) for the benefit of the holders of obligations under each First Lien Credit Agreement, a first priority security interest in the Collateral, it being understood that the relative rights and priorities of the grantees in respect of the Collateral are governed by the Intercreditor Agreement.

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NOW, THEREFORE, for and in consideration of the recitals made above and other good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

1. Defined Terms. All capitalized terms used herein (including in the preamble and recitals hereof) without definition shall have the meanings ascribed thereto in the Second Lien Term Loan Agreement. Any terms used in this Agreement that are defined in the Code shall be construed and defined as set forth in the Code unless otherwise defined herein or in the Second Lien Term Loan Agreement; provided, however, that to the extent that the Code is used to define any term herein and if such term is defined differently in different Articles of the Code, the definition of such term contained in Article 9 of the Code shall govern. In addition to those terms defined elsewhere in this Agreement, as used in this Agreement, the following terms shall have the following meanings:

“Account” means an account (as that term is defined in Article 9 of the Code).

“Account Debtor” means an account debtor (as that term is defined in the Code).

“Activation Instruction” has the meaning specified therefor in Section 8(m).

“Books” means books and records (including each Pledgor’s Records indicating, summarizing, or evidencing such Pledgor’s assets (including the Collateral) or liabilities, each Pledgor’s Records relating to such Pledgor’s business operations or financial condition, and each Pledgor’s goods or General Intangibles related to such information).

“Borrower” has the meaning specified therefor in the Preamble to this Agreement.

“CFC” means a controlled foreign corporation (as that term is defined in the IRC).

“Chattel Paper” means chattel paper (as that term is defined in the Code) and includes tangible chattel paper and electronic chattel paper.

“Closing Date” means February 13, 2013.

“Code” means the New York Uniform Commercial Code, as in effect from time to time; provided, however, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection, priority, or remedies with respect to Collateral Agent’s Lien on any Collateral is governed by the Uniform Commercial Code as enacted and in effect in a jurisdiction other than the State of New York, the term “Code” shall mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes of the provisions thereof relating to such attachment, perfection, priority, or remedies.

“Collateral” has the meaning specified therefor in Section 2.

“Collateral Agent” has the meaning specified therefor in the Preamble to this Agreement.

“Collateral Agent’s Lien” means the Liens granted by Borrower or any Guarantor under the Collateral Documents.

“Collateral Documents” means the Second Lien Security Agreement and any mortgages, intellectual property security agreements or other agreement, document or instrument pursuant to which a Lien is granted by a Pledgor securing any Secured Obligations or under which rights or remedies with respect to such Liens are governed.

“Collections” means all cash, checks, notes, instruments, and other items of payment (including insurance proceeds, cash proceeds of asset sales, rental proceeds, and tax refunds).

“Commercial Tort Claims” means commercial tort claims (as that term is defined in the Code), and includes those commercial tort claims listed on Schedule 1 attached hereto.

“Controlled Account” has the meaning specified therefor in Section 8(m).

“Controlled Account Agreements” means those certain cash management agreements, in form and substance reasonably satisfactory to the Collateral Agent (it being understood that, before the Discharge of First Lien Obligations, any form and substance deemed reasonably acceptable by the First Lien Collateral Agent shall be deemed reasonably acceptable to the Collateral Agent), each of which is among the Borrower or one of the Guarantors, the Collateral Agent, and one of the Controlled Account Banks.

“Controlled Account Bank” has the meaning specified therefor in Section 8(m).

“Copyright Security Agreement” means each Copyright Security Agreement among the Pledgors, or any of them, and the Collateral Agent, for the benefit of the Secured Parties, in substantially the form of Exhibit A attached hereto, pursuant to which the Pledgors, or any of them, have granted to the Collateral Agent, for the benefit of the Secured Parties, a security interest in all their respective Copyrights.

“Copyrights” means any and all copyrights and copyright registrations, including, (i) the copyright registrations and recordings thereof and all applications in connection therewith listed on Schedule 2 attached hereto and made a part hereof, (ii) all reissues, continuations, extensions or renewals thereof, (iii) all income, royalties, damages and payments now and hereafter due or payable under and with respect thereto, including payments under all licenses entered into in connection therewith and damages and payments for past or future infringements or dilutions thereof, (iv) the right to sue for past, present and future infringements and dilutions thereof, (v) the goodwill of each Pledgor’s business symbolized by the foregoing or connected therewith, and (vi) all of each Pledgor’s rights corresponding thereto throughout the world.

“Deposit Account” means a deposit account (as that term is defined in the Code).

“Discharge of First Lien Obligations” has the meaning specified therefor in the Intercreditor Agreement.

“Engagement Letter” means the Engagement Letter, dated as of February 13, 2013, between the Borrower and Jefferies Finance LLC.

“Equipment” means equipment (as that term is defined in the Code).

“Event of Default” means any “Event of Default” as defined under any Collateral Document or the Second Lien Term Loan Agreement.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Excluded Property” means:

(i) voting Stock of any CFC, solely to the extent that such Stock represents more than 65% of the outstanding voting Stock of such CFC;

(ii) any rights or interest under any contract, lease, permit, license, charter or license agreement covering real or personal property of any Pledgor if under the terms of such contract, lease, permit, license, charter or license agreement, or applicable law with respect thereto, the grant of a security interest or Lien therein is prohibited as a matter of law or under the terms of such contract, lease, permit, license, charter or license agreement and such prohibition or restriction has not been waived or the consent of the other party to such contract, lease, permit, license, charter or license agreement has not been obtained (provided, that, (A) the foregoing exclusions of this clause (ii) shall in no way be construed (1) to apply to the extent that any described prohibition or restriction is unenforceable under Section 9-406, 9-407, 9-408, or 9-409 of the Code or other applicable law, or (2) to apply to the extent that any consent or waiver has been obtained that would permit the Security Interest or Lien notwithstanding the prohibition or restriction on the pledge of such asset and (B) the foregoing exclusions of clauses (A)(i) and (A)(ii) shall in no way be construed to limit, impair, or otherwise affect any of the Collateral Agent’s, any other Secured Parties’ continuing security interests in and Liens upon any rights or interests of any Pledgor in or to (1) monies due or to become due under or in connection with any described contract, lease, permit, license, charter, license agreement, asset, or Stock (including any Accounts or Stock), or (2) any proceeds from the sale, license, lease, or other dispositions of any such contract, lease, permit, license, charter, license agreement, asset, or Stock);

any United States intent-to-use trademark applications to the extent that, and solely during the period in which, the grant of a security interest therein would impair the validity or enforceability of such intent-to-use trademark applications under applicable federal law; and

any assets as to which the Collateral Agent reasonably determines that the costs of obtaining such a security interest are excessive in relation to the value of the security to be afforded thereby.

“First Lien Collateral Agent” has the meaning specified therefor in the Intercreditor Agreement.

“First Lien Credit Agreement” means, collectively, (i) the Credit Agreement, dated as of August 13, 2009, by and among Stanadyne Intermediate Holding Corp., as parent, Stanadyne Corporation, as borrower, the lenders party thereto from time to time, as lenders, and Wells Fargo Capital Finance, LLC (f/k/a Wells Fargo Foothill, LLC), as the arranger and administrative agent, and (ii) the EXIM Guaranteed Credit Agreement, dated as of August 13, 2009, by and among Stanadyne Intermediate Holding Corp., as parent, Stanadyne Corporation, as borrower, the lenders party thereto from time to time, as lenders, and Wells Fargo Capital Finance, LLC (f/k/a Wells Fargo Foothill, LLC), as the arranger and administrative agent, in each case as the same may be amended, restated, amended and restated, replaced, extended, renewed, refinanced, supplemented or otherwise modified from time to time.

“General Intangibles” means general intangibles (as that term is defined in the Code) and includes payment intangibles, contract rights, rights to payment, rights arising under common law, statutes, or regulations, choses or things in action, goodwill (including the goodwill associated with any Trademark, Patent, or Copyright), Patents, Trademarks, Copyrights, URLs and domain names, industrial designs, other industrial or Intellectual Property or rights therein or applications therefor, whether under license or otherwise, programs, programming materials, blueprints, drawings, purchase orders, customer lists, monies due or recoverable from pension funds, route lists, rights to payment and other rights under any royalty or licensing agreements, including Intellectual Property Licenses, infringement claims, computer programs, information contained on computer disks or tapes, software, literature, reports, catalogs, pension plan refunds, pension plan refund claims, insurance premium rebates, tax refunds, and tax refund claims, interests in a partnership or limited liability company which do not constitute a security under Article 8 of the Code, and any other personal property other than Commercial Tort Claims, money, Accounts, Chattel Paper, Deposit Accounts, goods, Investment Related Property, Negotiable Collateral, and oil, gas, or other minerals before extraction.

“Governmental Authority” means any nation, sovereign or government, any state or other political subdivision thereof, any agency, authority or instrumentality thereof and any entity or authority exercising executive, legislative, taxing, judicial, regulatory or administrative functions of or pertaining to government, including any central bank, stock exchange, regulatory body, arbitrator, public sector entity, supra-national entity (including the European Union and the European Central Bank) and any self-regulatory organization (including the National Association of Insurance Commissioners).

“Guarantor” and “Guarantors” have the respective meanings specified therefor in the Preamble to this Agreement.

“Holdings” has the meaning specified therefor in the Preamble to this Agreement.

“Incremental Closing Date” has the meaning specified therefor in the Second Lien Term Loan Agreement.

“Insolvency Proceeding” has the meaning specified therefor in the Second Lien Term Loan Agreement.

“Intellectual Property” means any and all Patents, Copyrights, Trademarks (including the goodwill associated with such Trademarks), trade secrets, know-how, inventions (whether or not patentable), algorithms, software programs (including source code and object code), processes, product designs, industrial designs, blueprints, drawings, data, customer lists, URLs and domain names, specifications, documentations, reports, catalogs, and any other forms of technology or proprietary information of any kind, including all rights therein and all applications for registration or registrations thereof.

“Intellectual Property Licenses” means (i) any licenses or other similar rights in Intellectual Property owned or controlled by any Pledgor provided to any third party and (ii) any licenses or other similar rights in Intellectual Property owned by any third party provided to any Pledgor, including any software license agreements (other than for commercially available off-the-shelf software that is generally available to the public which have been licensed to a Pledgor pursuant to end-user licenses), including the license agreements listed on Schedule 3, and the right to use the foregoing in connection with the enforcement of the rights of Secured Parties under the Loan Documents, including the right to prepare for sale and sell any and all Inventory and Equipment now or hereafter owned by any Pledgor and now or hereafter covered by such licenses.

“Intercreditor Agreement” shall mean the intercreditor agreement, dated as of the date hereof, by and among Holdings, the Borrower, the other Grantors (as defined therein) party thereto from time to time, Wells Fargo Capital Finance, LLC, formerly known as Wells Fargo Foothill, LLC, in its capacity as the First Lien Collateral Agent (as defined therein) for the First Lien Claimholders (as defined therein) and Jefferies Finance LLC, in its capacity as the Second Lien Collateral Agent (as defined therein) for the Second Lien Claimholders (as defined therein), as amended, supplemented, modified, restated, renewed or replaced (whether upon or after termination or otherwise), in whole or in part from time to time, in accordance with the terms thereof.

“Inventory” means inventory (as that term is defined in the Code).

“Investment Related Property” means (i) any and all investment property (as that term is defined in the Code), and (ii) any and all of the following (regardless of whether classified as investment property under the Code): all Pledged Interests, Pledged Operating Agreements, and Pledged Partnership Agreements.

“IRC” means the Internal Revenue Code of 1986, as in effect from time to time, and the rules and regulations promulgated thereunder.

“Lien” means, with respect to any asset, any mortgage, deed of trust, lien (statutory or other), pledge, hypothecation, assignment, charge, deposit arrangement, easement, security interest, encumbrance or any other preference, priority or preferential arrangement of any kind or nature whatsoever in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the UCC (or equivalent statutes) of any jurisdiction.

“Loan Documents” means this Agreement, the Notes, the Second Lien Term Loan Agreement, the Collateral Documents, the Engagement Letter, the Intercreditor Agreement and all documents delivered to the Lenders in connection with any of the foregoing.

“Mortgages” means, individually and collectively, one or more mortgages, deeds of trust or deeds to secure debt, executed and delivered by Borrower or its Domestic Subsidiaries in favor of the Collateral Agent, that encumber the Real Property Collateral.

“Negotiable Collateral” means letters of credit, letter-of-credit rights, instruments, promissory notes, drafts and documents (as each such term is defined in the Code).

“Notes” has the meaning specified therefor in the Second Lien Term Loan Agreement.

“Obligations” has the meaning specified therefor in the Second Lien Term Loan Agreement.

“Patent Security Agreement” means each Patent Security Agreement among the Pledgors, or any of them, and the Collateral Agent, for the benefit of the Secured Parties, in substantially the form of Exhibit B attached hereto, pursuant to which the Pledgors, or any of them, have granted to the Collateral Agent, for the benefit of the Secured Parties, a security interest in all their respective Patents.

“Patents” means patents and patent applications, including, (i) the patents and patent applications listed on Schedule 4 attached hereto and made a part hereof, (ii) all renewals thereof, (iii) all income, royalties, damages and payments now and hereafter due or payable under and with respect thereto, including payments under all licenses entered into in connection therewith and damages and payments for past or future infringements or dilutions thereof, (iv) the right to sue for past, present and future infringements and dilutions thereof, and (v) all of each Pledgor’s rights corresponding thereto throughout the world.

“Pledged Companies” means, each Person listed on Schedule 5 hereto as a “Pledged Company”, together with each other Person, all or a portion of whose Stock is acquired or otherwise owned by a Guarantor after the Closing Date.

“Pledged Interests” means all of each Pledgor’s right, title and interest in and to all of the Stock now or hereafter owned by such Pledgor, regardless of class or designation, including, in each of the Pledged Companies, and all substitutions therefor and replacements thereof, all proceeds thereof and all rights relating thereto, also including any certificates representing the Stock, the right to receive any certificates representing any of the Stock, all warrants, options, share appreciation rights and other rights, contractual or otherwise, in respect thereof and the right to receive all dividends, distributions of income, profits, surplus, or other compensation by way of income or liquidating distributions, in cash or in kind, and all cash, instruments, and other property from time to time received, receivable, or otherwise distributed in respect of or in addition to, in substitution of, on account of, or in exchange for any or all of the foregoing.

“Pledged Interests Addendum” means a Pledged Interests Addendum substantially in the form of Exhibit C to this Agreement.

“Pledged Operating Agreements” means all of each Pledgor’s rights, powers, and remedies under the limited liability company operating agreements of each of the Pledged Companies that are limited liability companies.

“Pledged Partnership Agreements” means all of each Pledgor’s rights, powers, and remedies under the partnership agreements of each of the Pledged Companies that are partnerships.

“Proceeds” has the meaning specified therefor in Section 2.

“Real Property” means any estates or interests in real property now owned or hereafter acquired by Holdings or its Domestic Subsidiaries and the improvements thereto.

“Real Property Collateral” means the Real Property identified on Schedule 7 attached hereto and any Real Property hereafter acquired in fee by Holdings or its Domestic Subsidiaries.

“Records” means information that is inscribed on a tangible medium or which is stored in an electronic or other medium and is retrievable in perceivable form.

“Rescission” has the meaning specified therefor in Section 8(m).

“Required Lenders” has the meaning specified therefor in the Second Lien Term Loan Agreement.

“SEC” means the United States Securities and Exchange Commission and any successor thereto.

“Second Lien Term Loan Agreement” has the meaning specified therefor in the Recitals hereof.

“Secured Obligations” means the “Obligations” as defined in the Second Lien Term Loan Agreement.

“Secured Parties” means, with respect to the Obligations, the Administrative Agent, the Collateral Agent and the Lenders.

“Secured Party Expenses” means (a) costs or expenses (including taxes, and insurance premiums) required to be paid to the Collateral Agent by any Pledgor under this Agreement, the Second Lien Term Loan Agreement or any Loan Document that are paid, advanced or incurred by the Secured Parties in accordance with the terms thereof, (b) out-of-pocket fees or charges paid or incurred by the Collateral Agent in connection with the Secured

Parties’ transactions with the Pledgors under any of the Loan Documents, including fees or charges for notarization, couriers and messengers, public record searches (including tax Lien, litigation, and UCC searches and including searches with the patent and trademark office, the copyright office, or the department of motor vehicles), filing, recording, publication and appraisal, (c) out-of-pocket costs and expenses incurred by the Collateral Agent in the disbursement of funds to the Borrower or the Secured Parties (by wire transfer or otherwise), (d) reasonable out-of-pocket costs and expenses paid or incurred by the Secured Parties to correct any default or enforce any provision of this Agreement, the Second Lien Term Loan Agreement or any other Loan Document, or during the continuance of an Event of Default, in gaining possession of, maintaining, handling, preserving, storing, shipping, selling, preparing for sale, or advertising to sell the Collateral, or any portion thereof, irrespective of whether a sale is consummated, (e) reasonable out-of-pocket costs and expenses of third party claims or any other suit paid or incurred by the Secured Parties in enforcing or defending this Agreement, the Second Lien Term Loan Agreement or any other Loan Document, and (f) the Collateral Agent’s and each Secured Parties’ reasonable costs and expenses (including reasonable attorneys, accountants, consultants, and other advisors fees and expenses) incurred in terminating, enforcing (including attorneys, accountants, consultants, and other advisors fees and expenses incurred in connection with a “workout,” a “restructuring,” or an Insolvency Proceeding concerning any Pledgor or in exercising rights or remedies under this Agreement, the Second Lien Term Loan Agreement or any other Loan Document), or defending this Agreement, the Second Lien Term Loan Agreement or any other Loan Document, irrespective of whether suit is brought.

“Securities Account” means a securities account (as that term is defined in the Code).

“Security Interest” has the meaning specified therefor in Section 2.

“Stock” means all shares, options, warrants, interests, participations, or other equivalents (regardless of how designated) of or in a Person, whether voting or nonvoting, including common stock, preferred stock, or any other “equity security” (as such term is defined in Rule 3a11-1 of the General Rules and Regulations promulgated by the SEC under the Exchange Act).

“Supporting Obligations” means supporting obligations (as such term is defined in the Code) and includes letters of credit and guaranties issued in support of Accounts, Chattel Paper, documents, General Intangibles, instruments or Investment Related Property.

“Trademark Security Agreement” means each Trademark Security Agreement among the Pledgors, or any of them, and the Collateral Agent, for the benefit of the Secured Parties, in substantially the form of Exhibit D attached hereto, pursuant to which the Pledgors, or any of them, have granted to the Collateral Agent, for the benefit of the Secured Parties, a security interest in all their respective Trademarks.

“Trademarks” means any and all trademarks, trade names, registered trademarks, trademark applications, service marks, registered service marks and service mark applications, including (i) the trade names, registered trademarks, trademark applications, registered service marks and service mark applications listed on Schedule 6 attached hereto and made a part hereof, (ii) all renewals thereof, (iii) all income, royalties, damages and payments now and hereafter due or payable under and with respect thereto, including payments under all licenses entered into in connection therewith and damages and payments for past or future infringements or dilutions thereof, (iv) the right to sue for past, present and future infringements and dilutions thereof, (v) the goodwill of each Pledgor’s business symbolized by the foregoing or connected therewith, and (vi) all of each Pledgor’s rights corresponding thereto throughout the world.

“Triggering Event” means, as of any date of determination, that an Event of Default has occurred and is continuing.

“URL” means “uniform resource locator,” an internet web address.

2. Grant of Security. Each Pledgor hereby unconditionally grants, assigns, and pledges to the Collateral Agent, for the benefit of the Secured Parties, to secure the Secured Obligations, a continuing security interest hereinafter referred to as the “Security Interest” in all personal property of such Pledgor whether now owned or hereafter acquired or arising and wherever located, including such Pledgor’s right, title, and interest in and to the following, whether now owned or hereafter acquired or arising and wherever located (the “Collateral”):

(a) all Accounts;

(b) all Books;

(c) all Chattel Paper;

(d) all Deposit Accounts;

(e) all Equipment and fixtures;

(f) all General Intangibles;

(g) all Inventory;

(h) all Investment Related Property;

(i) all Negotiable Collateral;

(j) all Supporting Obligations;

(k) all Commercial Tort Claims;

(l) all money, Cash Equivalents, or other assets that now or hereafter come into the possession, custody, or control of the Collateral Agent or any other Secured Party;

(m) all of the proceeds (as that term is defined in the Code) and products, whether tangible or intangible, of any of the foregoing, including proceeds of insurance or Commercial Tort Claims covering or relating to any or all of the foregoing, and any and all Accounts, Books, Chattel Paper, Deposit Accounts, Equipment, General Intangibles, Inventory, Investment Related

Property, Negotiable Collateral, Supporting Obligations, money, or other tangible or intangible property resulting from the sale, lease, license, exchange, collection, or other disposition of any of the foregoing, whatever is collected on, or distributed on account of any of the foregoing, any and all rights arising out of the foregoing, the proceeds of any award in condemnation with respect to any of the foregoing, any rebates or refunds, whether for taxes or otherwise, and all proceeds of any such proceeds, or any portion thereof or interest therein, and the proceeds thereof, claims arising out of the loss, non-conformity, or interference with the use of, defects, or infringement of rights in, or damage to, any of the foregoing, and all proceeds of any loss of, damage to, or destruction of the above, whether insured or not insured, and, to the extent not otherwise included, any indemnity, warranty, insurance, or guaranty payable by reason of loss or non-conformity of, defects or infringement of rights in, or damage to, or otherwise with respect to any of the foregoing (the “Proceeds”). Without limiting the generality of the foregoing, the term “Proceeds” includes whatever is receivable or received when Investment Related Property or proceeds are sold, exchanged, collected, or otherwise disposed of, whether such disposition is voluntary or involuntary, and includes proceeds of any indemnity or guaranty payable to any Pledgor or the Collateral Agent from time to time with respect to any of the Investment Related Property.

Notwithstanding anything contained in this Agreement to the contrary, the term “Collateral” shall not include any Excluded Property.

3. Priority Lien Debt Obligations. In the event any Pledgor shall create any additional security interest upon any property or assets to secure any obligations in respect of the First Lien Credit Agreement, it shall concurrently grant a security interest to the Collateral Agent for the benefit of the Secured Parties upon such property as security for the Secured Obligations. In the event any Pledgor shall undertake any actions to perfect or protect any Liens on any assets pledged in connection with the First Lien Credit Agreement, such Pledgor shall also at the same time undertake such actions with respect to the Collateral for the benefit of the Collateral Agent without request by the Collateral Agent.

4. Security for Secured Obligations. The Security Interest created hereby secures the payment and performance of the Secured Obligations, whether now existing or arising hereafter. Without limiting the generality of the foregoing, this Agreement secures the payment of all amounts which constitute part of the Secured Obligations and would be owed by the Pledgors, or any of them, to the Collateral Agent, the Secured Parties or any of them, but for the fact that they are unenforceable or not allowable due to the existence of an Insolvency Proceeding involving any Pledgor.

5. Pledgors Remain Liable. Anything herein to the contrary notwithstanding, (a) each of the Pledgors shall remain liable under the contracts and agreements included in the Collateral, including the Pledged Operating Agreements and the Pledged Partnership Agreements, to perform all of the duties and obligations thereunder to the same extent as if this Agreement had not been executed, (b) the exercise by the Collateral Agent or any other Secured Party of any of the rights hereunder shall not release any Pledgor from any of its duties or obligations under such contracts and agreements included in the Collateral, and (c) none of the Secured Parties shall have any obligation or liability under such contracts and agreements included in the Collateral by reason of this Agreement, nor shall any of the Secured Parties be obligated to perform any of the obligations or duties of any Pledgors thereunder or to take any action to collect or enforce any claim for payment assigned hereunder. Unless an Event of Default shall occur and be continuing, except as otherwise provided in this Agreement, the Second Lien Term Loan Agreement, or the other Loan Documents, Pledgors shall have the right to possession and enjoyment of the Collateral for the purpose of conducting the ordinary course of their respective businesses, subject to and upon the terms hereof and of the Second Lien Term Loan Agreement and the other Loan Documents. Without limiting the generality of the foregoing, it is the intention of the parties hereto that record and beneficial ownership of the Pledged Interests, including all voting, consensual, and dividend rights, shall remain in the applicable Pledgor until the Collateral Agent shall notify the applicable Pledgor after the occurrence and during the continuance of an Event of Default of the Collateral Agent’s exercise of voting, consensual, or dividend rights with respect to the Pledged Interests pursuant to Section 16 hereof.

6. Second Priority Nature of Lien. Notwithstanding anything herein to the contrary, the Liens and Security Interests granted to the Collateral Agent pursuant to this Agreement shall be second priority Liens and the exercise of any right or remedy by the Collateral Agent hereunder is subject to the provisions of the Intercreditor Agreement. Notwithstanding anything herein or in any other Loan Documents to the contrary, before the Discharge of First Lien Obligations, (i) the requirements of this Agreement to endorse, assign or deliver Collateral to the Collateral Agent shall be deemed satisfied by endorsement, assignment or delivery of such Collateral to the First Lien Collateral Agent, (ii) any endorsement, assignment or delivery to the First Lien Collateral Agent shall be deemed an endorsement, assignment or delivery to the Collateral Agent for all purposes hereunder, (iii) the requirements of this Agreement to perfect by control the Collateral Agent’s security interest in a Deposit Account or a Securities Account shall be deemed satisfied by the First Lien Collateral Agent’s obtaining control of such Deposit Account or Securities Account on behalf of the Secured Parties.

7. Representations and Warranties. Each Pledgor hereby represents and warrants as follows:

(a) The exact legal name of each of the Pledgors is set forth on the signature pages of this Agreement or a written notice provided to the Collateral Agent pursuant to Section 9.2 of the Second Lien Term Loan Agreement.

(b) Schedule 7 attached hereto sets forth all Real Property owned by the Pledgors as of the Closing Date.

(c) As of the Closing Date: (i) Schedule 2 provides a complete and correct list of all registered Copyrights, applications for registration of Copyrights, and any other Copyrights that are material to the conduct of the business of any Pledgor that are owned by any Pledgor; (ii) Schedule 3 provides a complete and correct list of all Intellectual Property Licenses entered into by any Pledgor in which (A) any Pledgor has provided any license or other rights in Intellectual Property owned or controlled by such Pledgor to a third party, or (B) any third party has granted to any Pledgor any license or other rights in Intellectual Property owned or controlled by the third party that is material to the business of such Pledgor, including any Intellectual Property that is incorporated in any product marketed, sold, or distributed by such Pledgor; (iii) Schedule 4 provides a complete and correct list of all Patents and applications for Patents owned by any

Pledgor; and (iv) Schedule 6 provides a complete and correct list of all registered Trademarks, applications for registration of Trademarks, and unregistered Trademarks that are material to the conduct of the business of any Pledgor that are owned by any Pledgor.

(d) As of the Closing Date and any Incremental Closing Date:

(i) The respective Pledgors exclusively own all right, title and interest in and to the Copyrights listed on Schedule 2, Patents listed on Schedule 4, and Trademarks listed on Schedule 6, free and clear of any Liens, other than the Permitted Liens;

(ii) each Pledgor owns or holds licenses in all Intellectual Property that are necessary to the conduct of its business as currently conducted;

(iii) to each Pledgor’s knowledge, no third party has infringed or misappropriated or is currently infringing or misappropriating any Intellectual Property rights owned by such Pledgor that is material to the business of such Pledgor;

(iv) to each Pledgor’s knowledge, (A) such Pledgor has never infringed or misappropriated and is not currently infringing or misappropriating any Intellectual Property rights of any third party in any material respect, and (B) no product manufactured, used, distributed, licensed, or sold by or service provided by such Pledgor has ever infringed or misappropriated or is currently infringing or misappropriating any Intellectual Property rights of any third party in any material respect;

(v) there are no pending, or to any Pledgor’s knowledge, threatened infringement or misappropriation claims or proceedings pending against any Pledgor, and no Pledgor has received any written notice or other written communication of any actual or alleged infringement or misappropriation of any Intellectual Property rights of any third party;

(vi) to each Pledgor’s knowledge, all registered Copyrights, registered Trademarks, and issued Patents that are owned by such Pledgor are valid, subsisting and enforceable and in compliance with all legal requirements, filings, and payments and other actions that are required to maintain such Intellectual Property in full force and effect;

(vii) each Pledgor has taken reasonable steps to maintain the confidentiality of and otherwise protect and enforce its rights in all trade secrets owned by such Pledgor;

(viii) all employees and contractors of each Pledgor who were involved in the creation or development of any Intellectual Property for such Pledgor that is material to the business of the Pledgor have signed agreements containing assignment (or, in the case of contractors, sharing) of Intellectual Property rights and obligations of confidentiality;

(ix) this Agreement is effective to create a valid and continuing Lien on all Intellectual Property and Intellectual Property Licenses in which any Pledgor has any right, title, or interest. Upon filing of the Copyright Security Agreement with the United States Copyright Office, filing of the Patent Security Agreement and the Trademark Security Agreement with the United States Patent and Trademark Office, and the filing of appropriate financing statements in the jurisdictions listed on Schedule 8, all action necessary or desirable to protect and perfect the

Security Interest in and to each Pledgor’s Patents, Trademarks, or Copyrights has been taken and such perfected Security Interest is enforceable as such as against any and all creditors of and purchasers from any Pledgor; and

(x) no Pledgor has any ownership interest in any Copyright that is necessary in connection with the operation of such Pledgor’s business, except for those Copyrights identified on Schedule 2 which have been registered with the United States Copyright Office.

(e) This Agreement creates a valid security interest in the Collateral of each of the Pledgors, to the extent a security interest therein can be created under the Code, securing the payment of the Secured Obligations. Except to the extent a security interest in the Collateral cannot be perfected by the filing of a financing statement under the Code, as of the Closing Date all filings and other actions necessary or desirable to perfect and protect such security interest have been duly taken or will have been taken upon the filing of financing statements listing each applicable Pledgor, as a debtor, and the Collateral Agent, as secured party, in the jurisdictions listed next to such Pledgor’s name on Schedule 8 attached hereto. Upon the making of such filings, the Collateral Agent shall have a perfected security interest in the Collateral (subject to Permitted Liens) of each Pledgor to the extent such security interest can be perfected by the filing of a financing statement. All action by any Pledgor necessary to protect and perfect such security interest on each item of Collateral has been duly taken.

(f) ((i) Except for the Security Interest created hereby, each Pledgor is and will at all times be the sole holder of record and the legal and beneficial owner, free and clear of all Liens other than Permitted Liens, of the Pledged Interests indicated on Schedule 5 as being owned by such Pledgor and, when acquired by such Pledgor, any Pledged Interests acquired after the Closing Date; (ii) except for the Security Interest created hereby, all of the Pledged Interests are duly authorized, validly issued, fully paid and nonassessable and the Pledged Interests constitute or will constitute the percentage of the issued and outstanding Stock of the Pledged Companies of such Pledgor identified on Schedule 5 hereto as supplemented or modified by any Pledged Interests Addendum or any Supplement to this Agreement; (iii) such Pledgor has the right and requisite authority to pledge, the Investment Related Property pledged by such Pledgor to the Collateral Agent as provided herein; (iv) all actions necessary or desirable to perfect, establish the priority of, or otherwise protect, Collateral Agent’s Liens in the Investment Related Property as provided herein, and the proceeds thereof, have been duly taken, (A) upon the execution and delivery of this Agreement; (B) upon the taking of possession by the Collateral Agent of any certificates constituting the Pledged Interests, to the extent such Pledged Interests are represented by certificates, together with undated powers endorsed in blank by the applicable Pledgor; (C) upon the filing of financing statements in the applicable jurisdiction set forth on Schedule 8 attached hereto for such Pledgor with respect to the Pledged Interests of such Pledgor that are not represented by certificates, and (D) with respect to any Securities Accounts, upon the delivery of Controlled Account Agreements with respect thereto as provided herein; and (v) each Pledgor has delivered to and deposited with the Collateral Agent (or, with respect to any Pledged Interests created or obtained after the Closing Date, will deliver and deposit in accordance with Sections 8(a) and 10 hereof) all certificates representing the Pledged Interests owned by such Pledgor to the extent such Pledged Interests are represented by certificates, and undated powers endorsed in blank with respect to such certificates. None of the Pledged Interests owned or held by such Pledgor has been issued or transferred in violation of any securities registration, securities disclosure, or similar laws of any jurisdiction to which such issuance or transfer may be subject.

(g) No consent, approval, authorization, or other order or other action by, and no notice to or filing with, any Governmental Authority or any other Person is required for the grant of a Security Interest by such Pledgor in and to the Collateral pursuant to this Agreement or for the execution, delivery, or performance of this Agreement by such Pledgor, except for consents, approvals, authorizations or other orders or actions or notices or filings which have been obtained or made. No Intellectual Property License to which such Pledgor is a party requires any consent for such Pledgor to grant the security interest granted hereunder in such Pledgor’s right, title or interest in or to any Copyrights, Patents, Trademarks or material Intellectual Property Licenses.

(h) Schedule 9 attached hereto sets forth all motor vehicles owned by Pledgors as of the Closing Date, by model, model year and vehicle identification number.

8. Covenants. Each Pledgor, jointly and severally, covenants and agrees with the Collateral Agent that from and after the date of this Agreement and until the date of termination of this Agreement in accordance with Section 25 hereof:

(a) Possession of Collateral. In the event that any Collateral (to the extent the aggregate fair market value of all such Collateral for the Pledgors exceeds $100,000), including proceeds, is evidenced by or consists of Negotiable Collateral, Investment Related Property, or Chattel Paper, and if and to the extent that perfection or priority of the Collateral Agent’s Security Interest is dependent on or enhanced by possession, the applicable Pledgor, immediately upon the request of the Collateral Agent, after the Discharge of First Lien Obligations, shall execute such other documents and instruments as shall be requested by the Collateral Agent or, if applicable, endorse and deliver physical possession of such Negotiable Collateral, Investment Related Property, or Chattel Paper to the Collateral Agent, together with such undated powers endorsed in blank as shall be requested by the Collateral Agent;

(b) Chattel Paper.

(i) Each Pledgor shall take all steps reasonably necessary to grant the Collateral Agent control of all electronic Chattel Paper in accordance with the Code and all “transferable records” as that term is defined in Section 16 of the Uniform Electronic Transaction Act and Section 201 of the federal Electronic Signatures in Global and National Commerce Act as in effect in any relevant jurisdiction;

(ii) If any Pledgor retains possession of any Chattel Paper or instruments (which retention of possession shall be permitted only to the extent permitted by the Second Lien Term Loan Agreement, the Intercreditor Agreement and the Collateral Documents), promptly upon the request of the Collateral Agent, after the Discharge of First Lien Obligations, such Chattel Paper and instruments shall be marked with the following legend: “This writing and the obligations evidenced or secured hereby are subject to the Security Interest of Jefferies Finance LLC, as the Collateral Agent for the benefit of the Secured Parties”;

(c) Controlled Account Agreements.

(i) Except to the extent otherwise excused by the Second Lien Term Loan Agreement or this Agreement, within fifteen (15) days following the Closing Date (or such longer period as the Collateral Agent may agree to), each Pledgor shall obtain an authenticated Controlled Account Agreement, from each bank maintaining a Deposit Account for such Pledgor;

(ii) Except to the extent otherwise excused by the Second Lien Term Loan Agreement or this Agreement, within fifteen (15) days following the Closing Date (or such longer period as the Collateral Agent may agree to), each Pledgor shall obtain an authenticated Controlled Account Agreement, from each issuer of uncertificated securities, securities intermediary, or commodities intermediary issuing or holding any financial assets or commodities to or for any Pledgor; and

(iii) Except to the extent otherwise excused by the Second Lien Term Loan Agreement or this Agreement, each Pledgor shall obtain an authenticated Controlled Account Agreement with respect to all of such Pledgor’s electronic chattel paper, investment property, and letter-of-credit rights.

provided, however, that the provisions of this Section 8(c) shall not apply to (x) an aggregate amount of not more than $250,000 at any one time, in the case of the Borrower and each other Pledgor, that would otherwise be subject to the authenticated Controlled Account Agreement requirement under this Section 8(c) and (y) amounts deposited in Deposit Accounts specially and exclusively used for payroll, payroll taxes and other employee wage and benefit payments to or for the Borrower’s or the other Pledgors’ employees.

(d) Letter-of-Credit Rights. Each Pledgor that is or becomes the beneficiary of a letter of credit (to the extent the aggregate fair market value of all such Collateral for all Pledgors exceeds $100,000) shall promptly (and in any event within two (2) Business Days after becoming a beneficiary), notify the Collateral Agent thereof and, upon the request by the Collateral Agent, after the Discharge of First Lien Obligations, enter into a tri-party agreement with the Collateral Agent and the issuer or confirming bank with respect to letter-of-credit rights assigning such letter-of-credit rights to the Collateral Agent and directing all payments thereunder to the Collateral Agent’s Account, all in form and substance satisfactory to the Collateral Agent;

(e) Commercial Tort Claims. Each Pledgor shall promptly (and in any event within two (2) Business Days of receipt thereof), notify the Collateral Agent in writing upon incurring or otherwise obtaining a Commercial Tort Claim after the date hereof and promptly amend Schedule 1 to this Agreement to describe such after-acquired Commercial Tort Claim in a manner that reasonably identifies such Commercial Tort Claim, and hereby authorizes the filing of additional financing statements or amendments to existing financing statements describing such Commercial Tort Claims, and agrees to do such other acts as may be reasonably deemed necessary or desirable by the Collateral Agent to give the Collateral Agent a perfected security interest in any such Commercial Tort Claim (it being understood that, before the Discharge of First Lien Obligations, such other acts deemed reasonably acceptable by the First Lien Collateral Agent shall be deemed reasonably acceptable to the Collateral Agent);

(f) Government Contracts. If any Account or Chattel Paper (to the extent the aggregate fair market value of all such Collateral for all Pledgors exceeds $250,000) arises out of a contract or contracts with the United States of America or any department, agency, or instrumentality thereof, the Pledgors shall promptly (and in any event within five (5) Business Days of the creation thereof) notify the Collateral Agent thereof in writing and, after the Discharge of First Lien Obligations, execute any instruments or take any steps as may be reasonably required by the Collateral Agent in order that all moneys due or to become due under such contract or contracts shall be assigned to the Collateral Agent, for the benefit of the Secured Parties, and shall provide written notice thereof under the Assignment of Claims Act or other applicable law;

(g) Intellectual Property.

(i) In order to facilitate filings with the United States Patent and Trademark Office and the United States Copyright Office, each Pledgor shall execute and deliver to the Collateral Agent one or more Copyright Security Agreements, Trademark Security Agreements, or Patent Security Agreements to further evidence Collateral Agent’s Lien on such Pledgor’s Patents, Trademarks, or Copyrights, and the General Intangibles of such Pledgor relating thereto or represented thereby;

(ii) Each Pledgor shall have the duty, to the extent necessary or economically desirable in the operation of such Pledgor’s business, to protect and diligently enforce and defend at such Pledgor’s expense its Intellectual Property, including (A) to diligently enforce and defend, including promptly suing for infringement, misappropriation, or dilution and to recover any and all damages for such infringement, misappropriation, or dilution, and filing for opposition, interference, and cancellation against conflicting Intellectual Property rights of any third party, (B) to prosecute diligently any trademark application or service mark application that is part of the Trademarks pending as of the date hereof or hereafter until the termination of this Agreement, (C) to prosecute diligently any patent application that is part of the Patents pending as of the date hereof or hereafter until the termination of this Agreement, and (D) to take all reasonable and necessary action to preserve and maintain all of such Pledgor’s Trademarks, Patents, Copyrights, Intellectual Property Licenses, and its rights therein, including paying all maintenance fees and filing of applications for renewal, affidavits of use, and affidavits of noncontestability. Each Pledgor shall promptly file an application with the United States Copyright Office for any Copyright that has not been registered with the United States Copyright Office that cover any Copyright that is necessary in connection with the operation of such Pledgor’s business. Any expenses incurred in connection with the foregoing shall be borne by the appropriate Pledgor. Each Pledgor further agrees not to abandon any Trademark, Patent, Copyright, or Intellectual Property License that is necessary or economically desirable in the operation of such Pledgor’s business;

(iii) The Pledgors acknowledge and agree that the Secured Parties shall have no duties with respect to the Trademarks, Patents, Copyrights, or Intellectual Property Licenses. Without limiting the generality of this Section 8(g), the Pledgors acknowledge and agree that no Secured Party shall be under any obligation to take any steps necessary to preserve rights in the Trademarks, Patents, Copyrights, or Intellectual Property Licenses against any other Person, but any Secured Party may do so at its option from and after the occurrence and during the continuance of an Event of Default, and all expenses incurred in connection therewith (including reasonable fees and expenses of attorneys and other professionals) shall be for the sole account of the Borrower;

(iv) In no event shall any Pledgor, either itself or through any agent, employee, licensee, or designee, (A) file an application for the registration of any Patent or Trademark with the United States Patent and Trademark Office without giving the Collateral Agent written notice thereof promptly thereafter and complying with Section 8(g)(i); or (B) file an application for the registration of any Copyright with the United States Copyright Office without giving the Collateral Agent written notice thereof at least three (3) Business Days (or such earlier date agreed to by the Collateral Agent) prior to such filing and complying with Section 8(g)(i);

(v) Each Pledgor shall take actions reasonably necessary, as determined in such Pledgor’s reasonable business discretion, to protect the confidentiality of the Intellectual Property that is material to its business, including, as applicable (A) protecting the secrecy and confidentiality of its confidential information and trade secrets by having and enforcing a policy requiring all current employees, consultants, licensees, vendors and contractors with access to such information to execute appropriate confidentiality agreements; (B) taking actions reasonably necessary to ensure that no trade secret falls into the public domain; and (C) protecting the secrecy and confidentiality of the source code of all computer software programs and applications of which it is the owner or licensee by having and enforcing a policy requiring any licensees (or sublicensees) of such source code to enter into license agreements with commercially reasonable use and non-disclosure restrictions; and

(vi) No Pledgor shall enter into any Intellectual Property License to receive any license or rights in any material Intellectual Property of a third party unless such Pledgor has used commercially reasonable efforts to permit the assignment of such Intellectual Property License (and all rights of such Pledgor thereunder) to the Secured Parties or the Collateral Agent (and any permitted transferees of the Secured Parties or the Collateral Agent, as applicable).

(h) Investment Related Property.

(i) If any Pledgor shall receive or become entitled to receive any Pledged Interests after the Closing Date, it shall promptly (and in any event within five (5) Business Days of receipt thereof (or such later date as may be agreed to by the Collateral Agent)) deliver to the Collateral Agent a duly executed Pledged Interests Addendum identifying such Pledged Interests;

(ii) All sums of money and property paid or distributed in respect of the Investment Related Property which are received by any Pledgor after the occurrence and during the continuance of an Event of Default shall be held by such Pledgor in trust for the benefit of the Collateral Agent segregated from such Pledgor’s other property, and, after the Discharge of First Lien Obligations, such Pledgor shall deliver it forthwith to the Collateral Agent in the exact form received;

(iii) Each Pledgor shall promptly deliver to the Collateral Agent a copy of each notice or other communication received by it in respect of any Pledged Interests;

(iv) No Pledgor shall make or consent to any amendment or other modification or waiver with respect to any Pledged Interests, Pledged Operating Agreement, or Pledged Partnership Agreement, or enter into any agreement or permit to exist any restriction with respect to any Pledged Interests other than pursuant to the Loan Documents or as otherwise agreed to by the Collateral Agent in its reasonable discretion;

(v) Each Pledgor agrees that it will cooperate with the Collateral Agent in obtaining all necessary approvals and making all necessary filings under federal, state, local, or foreign law in connection with the Security Interest on the Investment Related Property or any sale or transfer thereof; and

(vi) As to all limited liability company or partnership interests, issued under any Pledged Operating Agreement or Pledged Partnership Agreement, each Pledgor hereby represents, warrants and covenants that the Pledged Interests issued pursuant to such agreement (A) are not and shall not be dealt in or traded on securities exchanges or in securities markets, (B) do not and will not constitute investment company securities, and (C) are not and will not be held by such Pledgor in a securities account. In addition, none of the Pledged Operating Agreements, the Pledged Partnership Agreements, or any other agreements governing any of the Pledged Interests issued under any Pledged Operating Agreement or Pledged Partnership Agreement, provide or shall provide that such Pledged Interests are securities governed by Article 8 of the UCC as in effect in any relevant jurisdiction;

(i) Closing Date Real Property. Within ninety (90) days of the Closing Date (or such later date as may be agreed to by the Collateral Agent) the Borrower will perfect the security interests in the Real Property Collateral for the benefit of the Secured Parties, and record in the applicable recording office each of the applicable Mortgages against the Real Property Collateral; it being understood that the Collateral Agent shall have no obligation or responsibility for so perfecting such security interests.

(j) After-Acquired Real Property; Fixtures. Each Pledgor covenants and agrees that upon the acquisition of any fee interest in Real Property it will promptly (and in any event within fifteen (15) Business Days of acquisition (or such later date as may be agreed to by the Collateral Agent)) notify the Collateral Agent of the acquisition of such Real Property and will grant to the Collateral Agent, for the benefit of the Secured Parties, a Mortgage on each fee interest in Real Property hereafter owned by such Pledgor and shall deliver such other documentation and opinions, in form and substance reasonably satisfactory to the Collateral Agent, in connection with the grant of such Mortgage as Collateral Agent may reasonably request (it being understood that, before the Discharge of First Lien Obligations, the documentation and opinions deemed reasonably acceptable by the First Lien Collateral Agent shall be deemed reasonably acceptable to the Collateral Agent), including title insurance policies, financing statements, fixture filings and environmental audits and such Pledgor shall pay all recording costs, intangible taxes and other fees and costs (including reasonable attorneys fees and expenses) incurred in connection therewith. Each Pledgor acknowledges and agrees that, to the extent permitted by applicable law, all of the Collateral shall remain personal property regardless of the manner of its attachment or affixation to real property;

(k) Transfers and Other Liens. Pledgors shall not (i) sell, assign (by operation of law or otherwise) or otherwise dispose of, or grant any option with respect to, any of the Collateral, except as expressly permitted by the Loan Documents, or (ii) create or permit to exist any Lien upon or with respect to any of the Collateral of any Pledgor, except for Permitted Liens. The inclusion of Proceeds in the Collateral shall not be deemed to constitute the Collateral Agent’s consent to any sale or other disposition of any of the Collateral except as expressly permitted in this Agreement or the other Loan Documents;

(l) Other Actions as to Any and All Collateral. Each Pledgor shall promptly (and in any event within five (5) Business Days of acquiring or obtaining such Collateral) notify the Collateral Agent in writing upon (i) acquiring or otherwise obtaining any Collateral after the date hereof consisting of Trademarks, Patents, Copyrights or Intellectual Property Licenses, (ii) acquiring or otherwise obtaining any Collateral after the date hereof consisting of Investment Related Property, Chattel Paper (electronic, tangible or otherwise), documents (as defined in Article 9 of the Code), promissory notes (as defined in the Code), or instruments (as defined in the Code) (to the extent the aggregate fair market value of all such Collateral for all Pledgors exceeds $100,000) or (iii) any amount payable under or in connection with any of the Collateral being or becoming evidenced after the date hereof by any Chattel Paper, documents, promissory notes, or instruments (to the extent the aggregate fair market value of all such Collateral for all Pledgors exceeds $100,000) and, in each such case upon the request of the Collateral Agent, promptly execute such other documents, or if applicable, deliver such Chattel Paper, other documents or certificates evidencing any Investment Related Property and do such other acts or things as may be deemed necessary or desirable by the Collateral Agent to protect the Collateral Agent’s Security Interest therein;

(m) Controlled Accounts.

(i) Each Pledgor shall (i) establish and maintain cash management services of a type and on terms reasonably acceptable to the Collateral Agent (it being understood that, before the Discharge of First Lien Obligations, any type and terms deemed reasonably acceptable by the First Lien Collateral Agent shall be deemed reasonably acceptable to the Collateral Agent) at one or more of the banks set forth on Schedule 8(m) (each a “Controlled Account Bank”), and shall take reasonable steps to ensure that all of its and each other Pledgor’s Account Debtors forward payment of the amounts owed by them directly to such Controlled Account Bank, and (ii) deposit or cause to be deposited promptly, and in any event no later than the first Business Day after the date of receipt thereof, all of their Collections (including those sent directly by their Account Debtors to a Pledgor) into a bank account of such Pledgor (each, a “Controlled Account”) at one of the Controlled Account Banks.

(ii) Each Controlled Account Bank shall establish and maintain Controlled Account Agreements with the Collateral Agent and the applicable Pledgor, in form and substance reasonably acceptable to the Collateral Agent (it being understood that, before the Discharge of First Lien Obligations, any form and substance deemed reasonably acceptable by the First Lien Collateral Agent shall be deemed reasonably acceptable to the Collateral Agent).

Each such Controlled Account Agreement shall provide, among other things, that after the Discharge of First Lien Obligations (a) the Controlled Account Bank will comply with any instructions originated by the Collateral Agent directing the disposition of the funds in such Controlled Account without further consent by the applicable Pledgor, (b) the Controlled Account Bank has no rights of setoff or recoupment or any other claim against the applicable Controlled Account other than for payment of its service fees and other charges directly related to the administration of such Controlled Account and for returned checks or other items of payment, and (c) upon the instruction of the Collateral Agent (an “Activation Instruction”), the Controlled Account Bank will forward by daily sweep all amounts in the applicable Controlled Account to the Collateral Agent’s Account. The Collateral Agent agrees not to issue an Activation Instruction with respect to the Controlled Accounts unless a Triggering Event has occurred and is continuing at the time such Activation Instruction is issued. The Collateral Agent agrees to use commercially reasonable efforts to rescind an Activation Instruction (the “Rescission”) if: (A) the Triggering Event upon which such Activation Instruction was issued has been waived in writing in accordance with the terms of this Agreement, and (B) no additional Triggering Event has occurred and is continuing prior to the date of the Rescission or is reasonably expected to occur on or immediately after the date of the Rescission.

(iii) So long as no Default or Event of Default has occurred and is continuing, Borrower may amend Schedule 8(m) to add or replace a Controlled Account Bank or Controlled Account; provided, however, that (i) such prospective Controlled Account Bank shall be reasonably satisfactory to Collateral Agent, and (ii) prior to the time of the opening of such Controlled Account, the applicable Pledgor and such prospective Controlled Account Bank shall have executed and delivered to the Collateral Agent a Controlled Account Agreement. After the Discharge of First Lien Obligations, Borrower shall and shall cause each other Pledgor to, close any of its Controlled Accounts (and establish replacement Controlled Account accounts in accordance with the foregoing sentence) as promptly as practicable and in any event within 45 days of notice from the Collateral Agent that the operating performance, funds transfer, or availability procedures or performance of the Controlled Account Bank with respect to Controlled Account Accounts or the Collateral Agent’s liability under any Controlled Account Agreement with such Controlled Account Bank is no longer acceptable in the Collateral Agent’s reasonable judgment; and

(n) Motor Vehicles. After the Discharge of First Lien Obligations and after the occurrence and during the continuance of an Event of Default, with respect to all motor vehicles owned by any Pledgor, such Pledgor shall deliver to the Collateral Agent, a certificate of title for all such motor vehicles and shall cause those title certificates to be filed (with the Collateral Agent’s Lien noted thereon) in the appropriate state motor vehicle filing office.

(o) Insurance. Holdings and the Borrower shall, at the Borrower’s expense, maintain insurance in compliance with Section 4.25 of the Second Lien Term Loan Agreement.

9. Relation to Other Documents. The provisions of this Agreement shall be read and construed with the Second Lien Term Loan Agreement, the Intercreditor Agreement and the Collateral Documents referred to below in the manner so indicated.

(a) Second Lien Term Loan Agreement. In the event of any conflict between any provision in this Agreement and a provision in the Second Lien Term Loan Agreement, such provision of the Second Lien Term Loan Agreement shall control.

(b) Patent, Trademark, Copyright Security Agreements. The provisions of the Copyright Security Agreements, Trademark Security Agreements, and Patent Security Agreements are supplemental to the provisions of this Agreement, and nothing contained in the Copyright Security Agreements, Trademark Security Agreements, or the Patent Security Agreements shall limit any of the rights or remedies of the Collateral Agent hereunder. In the event of any conflict between any provision in this Agreement and a provision in a Copyright Security Agreement, Trademark Security Agreement or Patent Security Agreement, such provision of this Agreement shall control.

(c) Intercreditor Agreement. In the event of any conflict between any provision in this Agreement and a provision in the Intercreditor Agreement, before the Discharge of First Lien Obligations, such provision of the Intercreditor Agreement shall control.

10. Further Assurances.

(a) Each Pledgor agrees that from time to time, at its own expense, such Pledgor will promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or that the Collateral Agent may reasonably request, in order to perfect and protect the Security Interest granted or purported to be granted hereby or to enable the Collateral Agent to exercise and enforce its rights and remedies hereunder with respect to any of the Collateral.

(b) Each Pledgor authorizes the filing by the Collateral Agent of financing or continuation statements, or amendments thereto, and such Pledgor will execute and deliver to the Collateral Agent such other instruments or notices, as may be necessary or as the Collateral Agent may reasonably request, in order to perfect and preserve the Security Interest granted or purported to be granted hereby.

(c) Each Pledgor authorizes the Collateral Agent at any time and from time to time to file, transmit, or communicate, as applicable, financing statements and amendments (i) describing the Collateral as “all personal property of debtor” or “all assets of debtor” or words of similar effect, (ii) describing the Collateral as being of equal or lesser scope or with greater detail, or (iii) that contain any information required by part 5 of Article 9 of the Code for the sufficiency thereof or for filing office acceptance. Each Pledgor also hereby ratifies any and all financing statements or amendments previously filed by the Collateral Agent in any jurisdiction.

(d) Each Pledgor acknowledges that it is not authorized to file any financing statement or amendment or termination statement with respect to any financing statement filed in connection with this Agreement without the prior written consent of Collateral Agent, subject to such Pledgor’s rights under Section 9- 509(d)(2) of the Code.

11. Collateral Agent’s Right to Perform Contracts, Exercise Rights, etc. Upon the occurrence and during the continuance of an Event of Default, the Collateral Agent (or its designee) (a) may proceed, after the Discharge of First Lien Obligations, to perform any and all of the obligations of any Pledgor contained in any contract, lease, or other agreement and exercise any and all rights of any Pledgor therein contained as fully as such Pledgor itself could, (b) shall have the right, after the Discharge of First Lien Obligations, to use any Pledgor’s rights under Intellectual Property Licenses in connection with the enforcement of the Collateral Agent’s rights hereunder, including the right to prepare for sale and sell any and all Inventory and Equipment now or hereafter owned by any Pledgor and now or hereafter covered by such licenses, and (c) shall have the right, after the Discharge of First Lien Obligations, to request that any Stock that is pledged hereunder be registered in the name of the Collateral Agent or any of its nominees.

12. Collateral Agent Appointed Attorney-in-Fact. Each Pledgor hereby irrevocably appoints the Collateral Agent its attorney-in-fact, with full authority in the place and stead of such Pledgor and in the name of such Pledgor or otherwise, at such time as an Event of Default has occurred and is continuing under the Second Lien Term Loan Agreement, to take any action and to execute any instrument which the Collateral Agent may reasonably deem necessary or advisable to accomplish the purposes of this Agreement (subject to the Intercreditor Agreement, as applicable), including:

(a) to ask, demand, collect, sue for, recover, compromise, receive and give acquittance and receipts for moneys due and to become due under or in connection with the Accounts or any other Collateral of such Pledgor;

(b) to receive and open all mail addressed to such Pledgor and to notify postal authorities to change the address for the delivery of mail to such Pledgor to that of the Collateral Agent;

(c) to receive, indorse, and collect any drafts or other instruments, documents, Negotiable Collateral or Chattel Paper;

(d) to file any claims or take any action or institute any proceedings which the Collateral Agent may deem necessary or desirable for the collection of any of the Collateral of such Pledgor or otherwise to enforce the rights of the Collateral Agent with respect to any of the Collateral;

(e) to repair, alter, or supply goods, if any, necessary to fulfill in whole or in part the purchase order of any Person obligated to such Pledgor in respect of any Account of such Pledgor;

(f) to use any labels, Patents, Trademarks, trade names, URLs, domain names, industrial designs, Copyrights, advertising matter or other industrial or intellectual property rights, in advertising for sale and selling Inventory and other Collateral and to collect any amounts due under Accounts, contracts or Negotiable Collateral of such Pledgor; and

(g) to bring suit in its own name to enforce the Trademarks, Patents, Copyrights and Intellectual Property Licenses and, if the Collateral Agent shall commence any such suit, the appropriate Pledgor shall, at the request of the Collateral Agent, do any and all lawful acts and execute any and all proper documents reasonably required by the Collateral Agent in aid of such enforcement, provided that the Collateral Agent on behalf of the Secured Parties shall have such right, but shall not be so obligated.

To the extent permitted by law, each Pledgor hereby ratifies all that such attorney-in-fact shall lawfully do or cause to be done by virtue hereof. This power of attorney is coupled with an interest and shall be irrevocable until this Agreement is terminated.

13. Collateral Agent May Perform. Subject to the Intercreditor Agreement, as applicable, if any Pledgor fails to perform any agreement contained herein, the Collateral Agent may itself perform, or cause performance of, such agreement, and the reasonable expenses of the Collateral Agent incurred in connection therewith shall be payable, jointly and severally, by Pledgor.

14. Collateral Agent’s Duties. The powers conferred on the Collateral Agent hereunder are solely to protect the Collateral Agent’s interest in the Collateral, for the benefit of the Secured Parties, and shall not impose any duty upon the Collateral Agent to exercise any such powers. Except for the safe custody of any Collateral in its actual possession, the accounting for moneys actually received by it hereunder and such duties as may be imposed by applicable law, the Collateral Agent shall have no duty as to any Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral. The Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of any Collateral in its actual possession if such Collateral is accorded treatment substantially equal to that which the Collateral Agent accords its own property.

15. Collection of Accounts, General Intangibles and Negotiable Collateral. At any time upon the occurrence and during the continuation of an Event of Default, after Discharge of First Lien Obligations, the Collateral Agent or the Collateral Agent’s designee may (a) notify Account Debtors of any Pledgor that the Accounts, General Intangibles, Chattel Paper or Negotiable Collateral have been assigned to the Collateral Agent, for the benefit of the Secured Parties, or that the Collateral Agent has a security interest therein, and (b) collect the Accounts, General Intangibles and Negotiable Collateral directly, and any collection costs and expenses shall constitute part of such Pledgor’s Secured Obligations under the Second Lien Term Loan Agreement.

16. Disposition of Pledged Interests by the Collateral Agent. None of the Pledged Interests existing as of the date of this Agreement are, and none of the Pledged Interests hereafter acquired on the date of acquisition thereof will be, registered or qualified under the various federal or state securities laws of the United States and disposition thereof after an Event of Default may be restricted to one or more private (instead of public) sales in view of the lack of such registration. Each Pledgor understands that in connection with such disposition, the Collateral Agent, after Discharge of First Lien Obligations, may approach only a restricted number of potential purchasers and further understands that a sale under such circumstances may yield a lower price for the Pledged Interests than if the Pledged Interests were registered and qualified pursuant to federal and state securities laws and sold on the open market. Each Pledgor, therefore, agrees that: (a) if the Collateral Agent shall, pursuant to the terms of this Agreement and the other Collateral Documents, sell or cause the Pledged Interests or any portion thereof to be sold at a private sale, the Collateral Agent shall have the right to rely upon the advice and opinion of any nationally recognized brokerage or investment firm (but shall not be obligated to seek such advice and the failure to do so shall not be considered in determining the commercial reasonableness of such action) as to the best manner in which to offer the Pledged Interest or any portion thereof for sale and as to the best price reasonably obtainable at the private sale thereof; and (b) such reliance shall be conclusive evidence that the Collateral Agent has handled the disposition in a commercially reasonable manner.

17. Voting Rights.

(a) Upon the occurrence and during the continuation of an Event of Default and after the Discharge of First Lien Obligations, (i) the Collateral Agent may, at its option, and with two (2) Business Days prior notice to any Pledgor, and in addition to all rights and remedies available to the Collateral Agent under any other agreement, at law, in equity, or otherwise, exercise all voting rights, and all other ownership or consensual rights in respect of the Pledged Interests owned by such Pledgor, but under no circumstances is the Collateral Agent obligated by the terms of this Agreement to exercise such rights, and (ii) if the Collateral Agent duly exercises its right to vote any of such Pledged Interests, each Pledgor hereby appoints the Collateral Agent, such Pledgor’s true and lawful attorney-in-fact and IRREVOCABLE PROXY to vote such Pledged Interests in any manner the Collateral Agent deems advisable for or against all matters submitted or which may be submitted to a vote of shareholders, partners or members, as the case may be. The power-of-attorney and proxy granted hereby is coupled with an interest and shall be irrevocable.

(b) Subject to the Intercreditor Agreement, as applicable, for so long as any Pledgor shall have the right to vote the Pledged Interests owned by it, such Pledgor covenants and agrees that it will not, without the prior written consent of the Collateral Agent, vote or take any consensual action with respect to such Pledged Interests which would materially adversely affect the rights of the Collateral Agent and the Secured Parties or the value of the Pledged Interests.

18. Remedies. Upon the occurrence and during the continuance of an Event of Default, in each case subject to the terms of the Intercreditor Agreement, as applicable, it being understood that all remedies in this Agreement are subject to the Intercreditor Agreement, as applicable:

(a) the Collateral Agent may, and, at the instruction of the Secured Parties, shall exercise in respect of the Collateral, in addition to other rights and remedies provided for herein or in the other Loan Documents, or otherwise available to it, all the rights and remedies of a secured party on default under the Code or any other applicable law. Without limiting the generality of the foregoing, each Pledgor expressly agrees that, in any such event, the Collateral Agent without demand of performance or other demand, advertisement or notice of any kind (except a notice specified below of time and place of public or private sale) to or upon any of the Pledgors or any other Person (all and each of which demands, advertisements and notices are hereby expressly waived to the maximum extent permitted by the Code or any other applicable law), may take immediate possession of all or any portion of the Collateral and (i) require the Pledgors to, and each Pledgor hereby agrees that it will at its own expense and upon request of the Collateral Agent forthwith, assemble all or part of the Collateral as directed by the Collateral Agent and make it available to the Collateral Agent at one or more locations where such Pledgor regularly maintains Inventory, and (ii) without notice except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any of the

Collateral Agent’s offices or elsewhere, for cash, on credit, and upon such other terms as the Collateral Agent may deem commercially reasonable. Each Pledgor agrees that, to the extent notice of sale shall be required by law, at least 10 days notice to any of the Pledgors of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification and specifically such notice shall constitute a reasonable “authenticated notification of disposition” within the meaning of Section 9-611 of the Code. The Collateral Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Collateral Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. Each Pledgor agrees that the internet shall constitute a “place” for purposes of Section 9-610(b) of the Code.

b) The Collateral Agent is hereby granted a license or other right to use, without liability for royalties or any other charge, each Pledgor’s labels, Patents, Copyrights, rights of use of any name, trade secrets, trade names, Trademarks, service marks and advertising matter, URLs, domain names, industrial designs, other industrial or intellectual property or any property of a similar nature, whether owned by any of the Pledgors or with respect to which any of the Pledgors have rights under license, sublicense, or other agreements, as it pertains to the Collateral, in preparing for sale, advertising for sale and selling any Collateral, and each Pledgor’s rights under all licenses and all franchise agreements shall inure to the benefit of the Collateral Agent.

(c) The Collateral Agent may, in addition to other rights and remedies provided for herein or in the other Loan Documents, or otherwise available to it under applicable law and without the requirement of notice to or upon any of the Pledgors or any other Person (which notice is hereby expressly waived to the maximum extent permitted by the Code or any other applicable law), (i) with respect to any of the Pledgors’ Deposit Accounts in which the Collateral Agent’s Liens are perfected by control under Section 9-104 of the Code, instruct the bank maintaining such Deposit Account for the applicable Pledgor to pay the balance of such Deposit Account to or for the benefit of the Collateral Agent, and (ii) with respect to any of Pledgor’ Securities Accounts in which the Collateral Agent’s Liens are perfected by control under Section 9-106 of the Code, instruct the securities intermediary maintaining such Securities Account for the applicable Pledgor to (A) transfer any cash in such Securities Account to or for the benefit of the Collateral Agent, or (B) liquidate any financial assets in such Securities Account that are customarily sold on a recognized market and transfer the cash proceeds thereof to or for the benefit of the Collateral Agent.

(d) Any cash held by the Collateral Agent as Collateral and all cash proceeds received by the Collateral Agent in respect of any sale of, collection from, or other realization upon all or any part of the Collateral shall be applied against the Secured Obligations in the order set forth in the Second Lien Term Loan Agreement. In the event the proceeds of Collateral are insufficient to satisfy all of the Secured Obligations in full, each Pledgor shall remain jointly and severally liable for any such deficiency.

(e) Each Pledgor hereby acknowledges that the Secured Obligations arose out of a commercial transaction, and agrees that if an Event of Default shall occur and be continuing the Collateral Agent shall have the right to an immediate writ of possession without notice of a hearing. The Collateral Agent shall have the right to the appointment of a receiver for the properties and assets of each Pledgor, and each Pledgor hereby consents to such rights and such appointment and hereby waives any objection such Pledgor may have thereto or the right to have a bond or other security posted by the Collateral Agent.

19. Remedies Cumulative. Each right, power, and remedy of the Collateral Agent as provided for in this Agreement or in the other Loan Documents or now or hereafter existing at law or in equity or by statute or otherwise shall be cumulative and concurrent and shall be in addition to every other right, power, or remedy provided for in this Agreement or in the other Loan Documents or now or hereafter existing at law or in equity or by statute or otherwise, and the exercise or beginning of the exercise by the Collateral Agent, of any one or more of such rights, powers, or remedies shall not preclude the simultaneous or later exercise by the Collateral Agent of any or all such other rights, powers, or remedies.

20. Marshaling. The Collateral Agent shall not be required to marshal any present or future collateral security (including but not limited to the Collateral) for, or other assurances of payment of, the Secured Obligations or any of them or to resort to such collateral security or other assurances of payment in any particular order, and all of its rights and remedies hereunder and in respect of such collateral security and other assurances of payment shall be cumulative and in addition to all other rights and remedies, however existing or arising. To the extent that it lawfully may, each Pledgor hereby agrees that it will not invoke any law relating to the marshaling of collateral which might cause delay in or impede the enforcement of the Collateral Agent’s rights and remedies under this Agreement or under any other instrument creating or evidencing any of the Secured Obligations or under which any of the Secured Obligations is outstanding or by which any of the Secured Obligations is secured or payment thereof is otherwise assured, and, to the extent that it lawfully may, each Pledgor hereby irrevocably waives the benefits of all such laws.

21. Application of Proceeds. The proceeds received by the Collateral Agent in respect of any sale of, collection from or other realization upon all or any part of the Collateral pursuant to the exercise by the Collateral Agent of its remedies under the Second Lien Term Loan Agreement, this Agreement, the other Collateral Documents or the Intercreditor Agreement, together with any other sums then held by the Collateral Agent pursuant to this Agreement, shall be applied to the payment of the Secured Obligations by the Collateral Agent in accordance with the terms of the Second Lien Term Loan Agreement.

22. [Intentionally Omitted]

23. Merger, Amendments; Etc. THIS AGREEMENT, TOGETHER WITH THE OTHER LOAN DOCUMENTS, REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN AGREEMENTS BETWEEN THE PARTIES. No waiver of any provision of this Agreement, and no consent to any departure by any of the Pledgors herefrom, shall in any event be effective unless the same shall be in writing and signed by the Collateral Agent, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No amendment of any provision of this Agreement shall be effective unless the same shall be in writing and signed by the Collateral Agent and each of the Pledgors to which such amendment applies.

24. Addresses for Notices. All notices and other communications provided for hereunder shall be given in the form and manner and delivered to the Collateral Agent at its address specified in the Second Lien Term Loan Agreement, and to any of the Pledgors at their respective addresses specified in the Second Lien Term Loan Agreement, as applicable, or, as to any party, at such other address as shall be designated by such party in a written notice to the other party.

25. Continuing Security Interest: Assignments under Second Lien Term Loan Agreement. This Agreement shall create a continuing security interest in the Collateral and shall (a) remain in full force and effect until the Secured Obligations have been paid in full in cash in accordance with the provisions of the Second Lien Term Loan Agreement, (b) be binding upon each of the Pledgors, and their respective successors and assigns, and (c) inure to the benefit of, and be enforceable by, the Collateral Agent, and its successors, transferees and assigns. Without limiting the generality of the foregoing clause (c), any Lender may, in accordance with the provisions of the Second Lien Term Loan Agreement, assign or otherwise transfer all or any portion of its rights and obligations under such Second Lien Term Loan Agreement to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to such Lender herein or otherwise. Upon payment in full in cash of the Secured Obligations in accordance with the provisions of the Second Lien Term Loan Agreement, the Security Interest granted hereby shall automatically terminate and all rights to the Collateral shall revert to the applicable Pledgor or any other Person entitled thereto. At such time, the Collateral Agent will promptly authorize the filing of appropriate termination statements, and take such other actions as Borrower shall reasonably request, to terminate the Security Interests. No transfer or renewal, extension, assignment, or termination of this Agreement or of the Second Lien Term Loan Agreement, any other Loan Document, or any other instrument or document executed and delivered by any Pledgor to the Collateral Agent, nor the taking of further security, nor the retaking or re-delivery of the Collateral to the Pledgors, or any of them, by the Collateral Agent, nor any other act of the Secured Parties, or any of them, shall release any of the Pledgors from any obligation, except a release or discharge executed in writing by the Collateral Agent in accordance with the provisions of this Agreement and the Second Lien Term Loan Agreement. The Collateral Agent shall not by any act, delay, omission or otherwise, be deemed to have waived any of its rights or remedies hereunder, unless such waiver is in writing and signed by the Collateral Agent and then only to the extent therein set forth. A waiver by the Collateral Agent of any right or remedy on any occasion shall not be construed as a bar to the exercise of any such right or remedy which the Collateral Agent would otherwise have had on any other occasion.

26. Release of Collateral.

(a) Subject to the Intercreditor Agreement and notwithstanding anything to the contrary in the Second Lien Term Loan Agreement, the Liens on the Collateral under this Agreement securing the Secured Obligations will automatically be released, subject to this Section 26 and the Intercreditor Agreement,

(i) in whole, upon payment in full of the principal of, accrued and unpaid interest, and premium, if any, on the Term Loans;

(ii) as to any asset constituting Collateral (A) that is sold, transferred or otherwise disposed of by any Pledgor to a person that is not a Pledgor in a transaction permitted by the Second Lien Term Loan Agreement, the Intercreditor Agreement and by this Agreement, or as otherwise permitted by the Second Lien Term Loan Agreement, the Intercreditor Agreement and this Agreement; or (B) that is otherwise released in accordance with, and as expressly provided for in accordance with, the Second Lien Term Loan Agreement, the Intercreditor Agreement and the Collateral Documents; provided that, to the extent provided in the Second Lien Term Loan Agreement, the Intercreditor Agreement and the Collateral Documents, the Collateral Agent’s Liens will attach to the proceeds received in respect of any such sale, transfer or other disposition, subject to the priorities set forth in the Intercreditor Agreement and Section 1.11(c) of the Second Lien Term Loan Agreement;

(iii) as to property that constitutes less than all or substantially all of the Collateral, with the consent of the Required Lenders;

(iv) with respect to assets of a Guarantor, upon release of such Guarantor from its Guaranteed Obligations pursuant to Section 8.9 of the Second Lien Term Loan Agreement; or

(v) if applicable, as and when required in accordance with the Intercreditor Agreement.

(b) Any release of any Lien on the Collateral under this Agreement securing the Secured Obligations under this Section 26 will occur automatically as provided in Section 26(a). In no event shall any purchaser in good faith of any property purported to be released hereunder be bound to ascertain the authority of the Collateral Agent to execute the release or to inquire as to the satisfaction of any conditions required by the provisions hereof for the exercise of such authority or to see to the application of any consideration given by such purchaser or other transferee; nor shall any purchaser or other transferee of any property or rights permitted by this Section 26 to be sold be under any obligation to ascertain or inquire into the authority of the Borrower or the applicable Guarantor to make any such sale or other transfer.

27. Governing Law.

(a) THE VALIDITY OF THIS AGREEMENT, THE CONSTRUCTION, INTERPRETATION, AND ENFORCEMENT HEREOF, AND THE RIGHTS OF THE PARTIES HERETO AND WITH RESPECT TO ALL MATTERS ARISING HEREUNDER OR RELATED HERETO SHALL BE DETERMINED UNDER, GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

(b) THE PARTIES AGREE THAT ALL ACTIONS OR PROCEEDINGS ARISING IN CONNECTION WITH THIS AGREEMENT SHALL BE TRIED AND LITIGATED ONLY IN THE STATE AND, TO THE EXTENT PERMITTED BY APPLICABLE LAW, FEDERAL COURTS LOCATED IN THE BOROUGH OF MANHATTAN, CITY OF NEW YORK, STATE OF NEW YORK; PROVIDED,

HOWEVER, THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT THE COLLATERAL AGENT’S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE THE COLLATERAL AGENT ELECTS TO BRING SUCH ACTION OR WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND. THE COLLATERAL AGENT AND EACH PLEDGOR WAIVE, TO THE EXTENT PERMITTED UNDER APPLICABLE LAW, ANY RIGHT EACH MAY HAVE TO ASSERT THE DOCTRINE OF FORUM NON CONVENIENS OR TO OBJECT TO VENUE TO THE EXTENT ANY PROCEEDING IS BROUGHT IN ACCORDANCE WITH THIS SECTION 27(b).

(c) TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, THE COLLATERAL AGENT AND EACH PLEDGOR HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. THE COLLATERAL AGENT AND EACH PLEDGOR REPRESENT THAT EACH HAS REVIEWED THIS WAIVER AND EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, A COPY OF THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

28. New Subsidiaries. Pursuant to Section 4.19 of the Second Lien Term Loan Agreement, any new (whether by acquisition or creation) direct or indirect Subsidiary (which is not a CFC or an Immaterial Subsidiary) of any Pledgor is required to become a Guarantor (as defined in the Second Lien Term Loan Agreement) under the Second Lien Term Loan Agreement and shall enter into this Agreement by executing and delivering in favor of the Collateral Agent a supplement to this Agreement in the form of Annex I attached hereto. Upon the execution and delivery of Annex I by such new Subsidiary, such Subsidiary shall become a Guarantor hereunder with the same force and effect as if originally named as a Guarantor herein. The execution and delivery of any instrument adding an additional Guarantor as a party to this Agreement shall not require the consent of any Guarantor hereunder. The rights and obligations of each Guarantor hereunder shall remain in full force and effect notwithstanding the addition of any new Guarantor hereunder.

29. Collateral Agent.

(a) Appointment of Collateral Agent. Each of the Secured Parties hereby appoints and authorizes the Collateral Agent to act for them as their collateral agent in connection with the transactions contemplated by this Agreement on the terms set forth herein, and hereby agrees that all actions in connection with the Collateral and the enforcement or exercise of any remedies in respect of the Secured Obligations shall be taken solely by the Collateral Agent pursuant to this Agreement.

(b) Actions by the Collateral Agent. Except as expressly specified in this Agreement, the Collateral Agent shall not take any action under this Agreement, including in connection with the Collateral and the enforcement or exercise of any remedies in respect of the Secured Obligations, and shall not be obligated to take any such action, except to the extent expressly specified in a written notice received by the Collateral Agent signed by other Secured Parties holding not less than a majority of the outstanding amount of the Secured Obligations; provided, however, that the Collateral Agent may execute releases and other collateral termination documents with respect to assets disposed of by the Pledgors as permitted by Section 26 of this Agreement. All actions taken by the Collateral Agent in accordance with this Section 29 shall be binding upon all Secured Parties; provided, however, that the foregoing shall not be deemed a waiver of any Secured Party’s rights against any other party hereto with respect to the taking of such action.

(c) Information Regarding Pledgors, etc. Each of the Secured Parties acknowledges and agrees that it has made such investigation as it deems desirable of the risks undertaken by it in entering into this Agreement and is fully satisfied that it understands all such risks. Each of the Secured Parties waives any obligation which may now or hereafter exist on the part of the Secured Parties or the Collateral Agent to inform it of the risks being undertaken by entering into this Agreement and the other Loan Documents or of any changes in such risks and, from and after the date hereof, each of the Secured Parties undertakes to keep itself informed of such risks and any changes therein. Each of the Secured Parties expressly waives any duty which may now or hereafter exist on the part of the Secured Parties or the Collateral Agent to disclose to the Secured Parties any matter related to the business, operations, character, collateral, credit, condition (financial or otherwise), income or prospects of the Pledgors or their Affiliates or their properties or management, whether now or hereafter known by the Secured Parties or the Collateral Agent. Each of the Secured Parties represents, warrants and agrees that it assumes sole responsibility for obtaining from the Pledgors and their Affiliates all information concerning this Agreement and all other Collateral Documents and all other information as to the Pledgors and their Affiliates or their properties or management as such Secured Party deems necessary or desirable.

(d) Concerning the Collateral Agent.

(i) Action in Good Faith, etc. In the exercise of its rights, powers and duties hereunder, the Collateral Agent shall act in a commercially reasonable manner. The Collateral Agent and its officers, directors, employees and agents shall be under no duty to act except as expressly set forth this Agreement and shall have no liability to the Secured Parties for any action or failure to act taken or suffered without willful misconduct or gross negligence. The Collateral Agent shall in all cases be entitled to rely, and shall not be liable to the Secured Parties for any action taken in reliance, on instructions given to the Collateral Agent in accordance with Section 29(b).

(ii) No Implied Duties, etc. The Collateral Agent shall have and may exercise such powers as are specifically delegated to the Collateral Agent under this Agreement together with all other powers as may be incidental thereto. The Collateral Agent shall have no implied duties to any Person or any obligation to take any action under this Agreement or any other Collateral Document except for any action specifically provided for in this Agreement or any other Collateral Document to be taken by the Collateral Agent.

(iii) Validity, etc. The Collateral Agent shall not be responsible to any Secured Parties (a) for the legality, validity, enforceability or effectiveness of this Agreement, (b) for any recitals, reports, representations, warranties or statements contained in or made in connection with this Agreement, (c) for the existence or value of any assets included in the Collateral, (d) for the effectiveness of any lien purported to be included in the Collateral or (e) for the specification or failure to specify any particular assets to be included in the Collateral.

(iv) Compliance. The Collateral Agent shall not be obligated to ascertain or inquire as to the performance or observance of any of the terms of this Agreement or any Collateral Document, including the occurrence of any Event of Default.

(v) Employment of Agents and Counsel. The Collateral Agent may execute any of its duties as Collateral Agent under this Agreement by or through employees, agents and attorneys-in-fact and shall not be responsible to any Secured Party or any Pledgor (except as to money or securities received by the Collateral Agent or the Collateral Agent’s authorized agents) for the default or misconduct of any such agents or attorneys-in-fact selected by the Collateral Agent with reasonable care. The Collateral Agent shall be entitled to advice of counsel concerning all matters pertaining to the agency hereby created and its duties hereunder and shall be reimbursed by the Pledgor for all reasonable and documented out-of-pocket attorneys’ fees and costs incurred in connection with its responsibilities hereunder.

(vi) Reliance on Documents and Counsel. The Collateral Agent shall be entitled to rely, and shall be fully protected in relying, upon any affidavit, certificate, cablegram, consent, instrument, letter, notice, order, document, statement, telecopy, telegram, telex or teletype message or writing believed in good faith by the Collateral Agent to be genuine and correct and to have been signed, sent or made by the Person in question, including without limitation any telephonic or oral statement made by such Person and, with respect to legal matters, upon the opinion of counsel selected by the Collateral Agent.

(vii) Collateral Agent’s Reimbursement. Each of the Secured Parties jointly and severally agrees to reimburse the Collateral Agent for any expenses not reimbursed by the Pledgors within 30 days (without limiting their obligations to make such reimbursement): (a) for which the Collateral Agent is entitled to reimbursement by the Pledgors under this Agreement, and (b) after the occurrence of an Event of Default, for any other expenses incurred by the Collateral Agent on their behalf in connection with the enforcement of their rights under this Agreement or any other Collateral Document.

(e) Indemnity. The Secured Parties hereby, jointly and severally, indemnify and hold harmless the Collateral Agent and its directors, officers, employees, agents, professional advisers and representatives (to the extent that the Collateral Agent is not indemnified by the Pledgors, and without in any way limiting the Obligations of the Pledgors so to indemnify the Collateral Agent pursuant to Section 29(g)(ii)) from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time be imposed on, incurred by or asserted against the Collateral

Agent and its directors, officers, employees, agents, professional advisers and representatives relating to or arising out of this Agreement, Collateral, any other Collateral Document, the transactions contemplated hereby or thereby, or any action taken or omitted by the Collateral Agent in connection with any of the foregoing, provided, however, that the foregoing shall not extend to actions or omissions which are taken by the Collateral Agent with gross negligence or willful misconduct, as determined by a court of competent jurisdiction in a final non-appealable judgment or order, or arising from disputes among the Collateral Agent and its directors, officers, employees, agents, professional advisers and representatives unrelated to any dispute involving Holdings or its subsidiaries or arising as a result of a Default or an Event of Default, any action or inaction by Holdings or its subsidiaries or any claim by such Person against Holdings or its subsidiaries. The foregoing indemnity shall survive the expiration of this Agreement or any of the agreements evidencing the Secured Obligations. All amounts due under this Section 29(e) shall be immediately payable on written demand therefor.

(f) Collateral Agent’s Resignation or Removal. The Collateral Agent may resign at any time by giving at least 60 days’ prior written notice of its intention to do so to each of the Secured Parties and to the Company and upon the appointment by such Secured Parties as hold at least a majority or more of the Secured Obligations of a successor Collateral Agent reasonably satisfactory to the Company; provided, however, if at the time of such appointment, an Event of Default shall have occurred, the consent of the Company to the appointment of a successor Collateral Agent shall not be required. If no successor Collateral Agent shall have been so appointed and shall have accepted such appointment within 45 days after the retiring Collateral Agent’s giving of such notice of resignation, then the retiring Collateral Agent may with the consent of the Company, which consent shall not be unreasonably withheld, appoint a successor Collateral Agent which shall be a bank or a trust company organized under the laws of the United States of America or any state thereof and having a combined capital, surplus and undivided profit of at least $100,000,000; provided, however, if at the time of such appointment, an Event of Default shall have occurred, the consent of the Company to the appointment of a successor Collateral Agent shall not be required. Any Collateral Agent may be removed upon the written request of such Secured Parties as hold at least two-thirds or more of the Secured Obligations, which request shall also appoint a successor Collateral Agent reasonably satisfactory to the Company; provided, however, if at the time of such appointment, an Event of Default shall have occurred, the consent of the Company to the appointment of a successor Collateral Agent shall not be required. Upon the appointment of a new Collateral Agent hereunder, the term “Collateral Agent” shall for all purposes of this Agreement and any other Collateral Document thereafter mean such successor. After any retiring Collateral Agent’s resignation hereunder as Collateral Agent, or the removal hereunder of any Collateral Agent, the provisions of this Agreement or any other Collateral Document shall continue to inure to the benefit of such Collateral Agent as to any actions taken or omitted to be taken by it while it was Collateral Agent under this Agreement or any other Collateral Document.

(g) Expenses; Indemnity.

(i) Expenses. The Borrower agrees to pay or reimburse within five (5) Business Days upon demand (a) all expenses (including the reasonable fees and disbursements in connection with the Collateral Agent’s Attorney Costs) in connection with the preparation of this Agreement and the transactions contemplated hereby and operations hereunder and (b) after the occurrence and during the continuance of any Event of Default, any refinancing or restructuring of the Collateral Documents provided hereunder in the nature of a “work-out”, the enforcement or preservation of any right or remedy under any Loan Document, any Secured Obligation or any other related right or remedy or the commencement, defense, conduct of, intervention in, or the taking of any other action (including without limitation, preparation for and/or response to any subpoena or request for document production relating thereto) with respect to, any proceeding (including any bankruptcy or insolvency proceeding) related to any Loan Party, any Subsidiary of any Loan Party, Loan Document or Secured Obligation, all expenses incurred by any Secured Party in connection with the enforcement of any rights hereunder, including without limitation costs of collection and reasonable and documented (separate) attorneys’ fees and out-of-pocket expenses; provided, that Attorney Costs incurred in connection with any of the matters referred to in clause (a) above shall be limited to the fees and disbursements of one law firm on behalf of the Collateral Agent.

(ii) General Indemnity. The Pledgors hereby agree, jointly and severally, to indemnify, hold harmless and defend the Collateral Agent and each of its Related Persons (each such Person being an “Indemnitee”) in accordance with Section 9.6 of the Second Lien Term Loan Agreement. The foregoing indemnity shall survive the expiration of this Agreement or any of the agreements evidencing the Secured Obligations.

(iii) Indemnity with Respect to Collateral. The Pledgors hereby agree, jointly and severally, to indemnify and hold harmless each Indemnitee from and against any and all claims, damages, losses, liabilities, judgments or reasonable expenses (including all reasonable fees and disbursements of counsel with whom any of them may consult in connection therewith and all reasonable expenses of litigation or preparation therefor) which may be incurred or sustained by or asserted against any of them, directly or indirectly, in connection with the existence or exercise of any of the security rights with respect to the Collateral in accordance with the Collateral Documents; provided, however, that the foregoing shall not extend to actions or omissions which are taken by an Indemnitee with gross negligence or willful misconduct as determined by a final non-appealable judgment of a court of competent jurisdiction. The foregoing indemnity shall survive the expiration of this Agreement or any of the agreements evidencing the Secured Obligations. All amounts due under this Section 29(g)(iii) shall be payable on written demand therefor.

30. Miscellaneous.

(a) This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Agreement. Delivery of an executed counterpart of this Agreement by telefacsimile or other electronic method of transmission shall be equally as effective as delivery of an original executed counterpart of this Agreement. Any party delivering an executed counterpart of this Agreement by telefacsimile or other electronic method of transmission also shall deliver an original executed counterpart of this Agreement but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Agreement. The foregoing shall apply to each other Collateral Document mutatis mutandis.

(b) Any provision of this Agreement which is prohibited or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof in that jurisdiction or affecting the validity or enforceability of such provision in any other jurisdiction. Each provision of this Agreement shall be severable from every other provision of this Agreement for the purpose of determining the legal enforceability of any specific provision.

(c) Headings and numbers have been set forth herein for convenience only. Unless the contrary is compelled by the context, everything contained in each Section applies equally to this entire Agreement.

(d) Neither this Agreement nor any uncertainty or ambiguity herein shall be construed against any Secured Party or any Pledgor, whether under any rule of construction or otherwise. On the contrary, this Agreement has been reviewed by all parties and shall be construed and interpreted according to the ordinary meaning of the words used so as to accomplish fairly the purposes and intentions of all parties hereto.

(e) The pronouns used herein shall include, when appropriate, either gender and both singular and plural, and the grammatical construction of sentences shall conform thereto.

(f) Unless the context of this Agreement or any other Collateral Document clearly requires otherwise, references to the plural include the singular, references to the singular include the plural, the terms “includes” and “including” are not limiting, and the term “or” has, except where otherwise indicated, the inclusive meaning represented by the phrase “and/or.” The words “hereof,” “herein,” “hereby,” “hereunder,” and similar terms in this Agreement or any other Collateral Document refer to this Agreement or such other Collateral Document, as the case may be, as a whole and not to any particular provision of this Agreement or such other Collateral Document, as the case may be. Section, subsection, clause, schedule, and exhibit references herein are to this Agreement unless otherwise specified. Any reference in this Agreement or in any other Loan Document to any agreement, instrument, or document shall include all alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements, thereto and thereof, as applicable (subject to any restrictions on such alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements set forth herein). Any reference herein or in any other Loan Document to the satisfaction or repayment in full of the Secured Obligations shall mean the repayment in full in cash of all Secured Obligations other than unasserted contingent indemnification Secured Obligations that are not required by the provisions of the Second Lien Term Loan Agreement to be repaid. Any reference herein to any Person shall be construed to include such Person’s successors and assigns. Any requirement of a writing contained herein or in any other Collateral Document shall be satisfied by the transmission of a Record.

(g) All of the annexes, schedules and exhibits attached to this Agreement shall be deemed incorporated herein by reference.

(h) The Collateral Agent, in connection with its execution and action hereunder, is entitled to all rights, privileges, benefits, protections, immunities and indemnities provided to it as the “Collateral Agent” under and as defined in the Second Lien Term Loan Agreement.

[Signature page to follow]

IN WITNESS WHEREOF, the undersigned parties hereto have executed this Agreement by and through their duly authorized officers, as of the day and year first above written.

STANADYNE INTERMEDIATE HOLDING CORP., a Delaware corporation

By:	/s/ STEPHEN S. LANGIN
Name:	Stephen S. Langin
Title:	Chief Financial Officer

STANADYNE CORPORATION, a Delaware corporation

By:	/s/ STEPHEN S. LANGIN
Name:	Stephen S. Langin
Title:	Vice President, Chief Financial Officer and Secretary

ACCEPTED AND ACKNOWLEDGED BY THE COLLATERAL AGENT:	JEFFERIES FINANCE LLC, as Collateral Agent
	By:	/s/ E. JOSEPH HESS
	Name:	E. Joseph Hess
	Title:	Managing Director

ANNEX I TO SECURITY AGREEMENT

FORM OF SUPPLEMENT

Supplement No.          (this “Supplement”) dated as of                     , to the Second Lien Security Agreement, dated as of February 13, 2013 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Security Agreement”), by and among Stanadyne Intermediate Holding Corp., a Delaware corporation, Stanadyne Corporation, a Delaware corporation (the “Borrower”), and those additional entities that thereafter become parties thereto (collectively, jointly and severally, the “Pledgors” and each, individually, a “Pledgor”), and Jefferies Finance LLC, in its capacity as collateral agent (in such capacity, together with its successors and assigns, the “Collateral Agent”).

W I T N E S S E T H:

WHEREAS, the Security Agreement was entered into pursuant to the Second Lien Term Loan Agreement (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Second Lien Term Loan Agreement”), dated as of the date hereof, by and among the Borrower, each Person party thereto that is designated as a Guarantor, Jefferies Finance LLC, as Administrative Agent and the Lenders party thereto from time to time, pursuant to which the Borrower borrowed from the Lenders and the Lenders lent to the Borrower term loans in an aggregate principal amount equal to $25,000,000, for the consideration and upon the terms and conditions contained therein;

WHEREAS, capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Security Agreement; and

WHEREAS, pursuant to Section 4.19 of the Second Lien Term Loan Agreement and Section 28 of the Security Agreement, new direct or indirect Subsidiaries of the Borrower (other than any CFC or Immaterial Subsidiary), must execute and deliver certain Loan Documents, including the Security Agreement, and the execution of the Security Agreement by the undersigned new Guarantor or Guarantors (collectively, the “New Guarantors”) may be accomplished by the execution of this Supplement in favor of the Collateral Agent, for the benefit of the Secured Parties.

NOW, THEREFORE, for and in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each New Guarantor hereby agrees as follows:

1. In accordance with Section 28 of the Security Agreement, each New Guarantor, by its signature below, becomes a “Guarantor” under the Security Agreement with the same force and effect as if originally named therein as a “Guarantor” and each New Guarantor hereby (a) agrees to all of the terms and provisions of the Security Agreement applicable to it as a “Guarantor” thereunder and (b) represents and warrants that the representations and warranties made by it as a “Guarantor” thereunder are true and correct on and as of the date hereof. In furtherance of the foregoing, each New Guarantor, as security for the payment and performance in full of the Secured Obligations, does hereby grant, assign, and pledge to the Collateral Agent, for the benefit of the Secured Parties, a security interest in and security title to all of such New

Guarantor’s property of the types described in Section 2 of the Security Agreement to secure the full and prompt payment of the Secured Obligations, including, any interest thereon, plus reasonable attorneys’ fees and expenses if the Secured Obligations represented by the Security Agreement are collected by law, through an attorney-at-law, or under advice therefrom. Schedule 1, “Commercial Tort Claims”, Schedule 2, “Copyrights”, Schedule 3, “Intellectual Property Licenses”, Schedule 4, “Patents”, Schedule 5, “Pledged Companies”, Schedule 6, “Trademarks”, Schedule 7, “Owned Real Property”, Schedule 8, “List of Uniform Commercial Code Filing Jurisdictions”, Schedule 8(m), “Controlled Account Banks” and Schedule 9, “Motor Vehicles” attached hereto supplement Schedule 1, Schedule 2, Schedule 3, Schedule 4, Schedule 5, Schedule 6, Schedule 7, Schedule 8, Schedule 8(m) and Schedule 9, respectively, to the Security Agreement and shall be deemed a part thereof for all purposes of the Security Agreement. Each reference to a “Guarantor” in the Security Agreement shall be deemed to include each New Guarantor. The Security Agreement is incorporated herein by reference.

2. Each New Guarantor represents and warrants to the Collateral Agent and the Secured Parties that this Supplement has been duly executed and delivered by such New Guarantor and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except as enforceability thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or other similar laws affecting creditors’ rights generally and general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).

3. This Supplement may be executed in multiple counterparts, each of which shall be deemed to be an original, but all such separate counterparts shall together constitute but one and the same instrument. Delivery of a counterpart hereof by facsimile transmission or by e-mail transmission shall be as effective as delivery of a manually executed counterpart hereof.

4. Except as expressly supplemented hereby, the Security Agreement shall remain in full force and effect.

5. This Supplement shall be construed in accordance with and governed by the laws of the State of New York, without regard to the conflict of laws principles thereof.

[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, each New Guarantor and the Collateral Agent have duly executed this Supplement to the Security Agreement as of the day and year first above written.

NEW GUARANTOR:	[Name of New Guarantor, a ]

By:
Name:
Title:

[Name of New Guarantor, a ]

By:
Name:
Title:

COLLATERAL AGENT:	JEFFERIES FINANCE LLC, as Collateral Agent

By:
Name:
Title:

EXHIBIT A

COPYRIGHT SECURITY AGREEMENT

This COPYRIGHT SECURITY AGREEMENT (this “Copyright Security Agreement”) is made this      day of                     , 20    , among the Pledgors listed on the signature pages hereof (collectively, jointly and severally, “Pledgors” and each individually a “Pledgor”), and Jefferies Finance LLC, in its capacity as Collateral Agent pursuant to the Second Lien Term Loan Agreement (in such capacity, together with its successors and assigns, the “Collateral Agent”).

W I T N E S S E T H:

WHEREAS, the Pledgors are party to a Second Lien Security Agreement, dated as of February 13, 2013, in favor of the Collateral Agent pursuant to which the Pledgors are required to execute and deliver this Copyright Security Agreement.

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Pledgors hereby agree as follows:

1. DEFINED TERMS. All capitalized terms used but not otherwise defined herein have the meanings given to them in the Security Agreement.

2. GRANT OF SECURITY INTEREST IN COPYRIGHT COLLATERAL. Each Pledgor hereby unconditionally grants, assigns, and pledges to the Collateral Agent, for the benefit of the Secured Parties, to secure the Secured Obligations, a continuing security interest (referred to in this Copyright Security Agreement as the “Security Interest”) in all of such Pledgor’s right, title and interest in, to and under the following, whether presently existing or hereafter created or acquired (collectively, the “Copyright Collateral”):

(a) all of such Pledgor’s Copyrights and Copyright Intellectual Property Licenses to which it is a party including those referred to on Schedule I hereto;

(b) all reissues, continuations or extensions of the foregoing; and

(c) all products and proceeds of the foregoing, including any claim by such Pledgor against third parties for past, present or future infringement of any Copyright or any Copyright exclusively licensed under any Intellectual Property License, including the right to receive damages, or the right to receive license fees, royalties, and other compensation under any Copyright Intellectual Property License.

3. SECURITY FOR OBLIGATIONS. This Copyright Security Agreement and the Security Interest created hereby secures the payment and performance of all the Secured Obligations, whether now existing or arising hereafter. Without limiting the generality of the foregoing, this Copyright Security Agreement secures the payment of all amounts which constitute part of the Secured Obligations and would be owed by Pledgor, or any of them, to the Collateral Agent, the Secured Parties or any of them, whether or not they are unenforceable or not allowable due to the existence of an Insolvency Proceeding involving any Pledgor.

4. SECURITY AGREEMENT. The Security Interest granted pursuant to this Copyright Security Agreement is granted in conjunction with the security interests granted to Collateral Agent, for the benefit of the Secured Parties, pursuant to the Security Agreement. Each Pledgor hereby acknowledges and affirms that the rights and remedies of Collateral Agent with respect to the Security Interest in the Copyright Collateral made and granted hereby are more fully set forth in the Security Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein. To the extent there is any inconsistency between this Copyright Security Agreement and the Security Agreement, the Security Agreement shall control.

5. AUTHORIZATION TO SUPPLEMENT. Pledgors shall give the Collateral Agent prior written notice of no less than three (3) Business Days before filing any additional application for registration of any copyright and prompt notice in writing of any additional copyright registrations granted therefor after the date hereof. Pledgors hereby authorize Collateral Agent unilaterally to modify this Copyright Security Agreement by amending Schedule I to include any future United States registered copyrights or applications therefor of the Pledgors. Notwithstanding the foregoing, no failure to so modify this Copyright Security Agreement or amend Schedule I shall in any way affect, invalidate or detract from the Collateral Agent’s continuing security interest in all Collateral, whether or not listed on Schedule I.

6. COUNTERPARTS. This Copyright Security Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such separate counterparts shall together constitute but one and the same instrument. In proving this Copyright Security Agreement in any judicial proceedings, it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom such enforcement is sought. Any signatures delivered by a party by facsimile transmission or by e-mail transmission shall be deemed an original signature hereto.

7. CONSTRUCTION. Unless the context of this Copyright Security Agreement clearly requires otherwise, references to the plural include the singular, references to the singular include the plural, the terms “includes” and “including” are not limiting, and the term “or” has, except where otherwise indicated, the inclusive meaning represented by the phrase “and/or.” The words “hereof,” “herein,” “hereby,” “hereunder,” and similar terms in this Copyright Security Agreement refer to this Copyright Security Agreement as a whole and not to any particular provision of this Copyright Security Agreement. Section, subsection, clause, schedule, and exhibit references herein are to this Copyright Security Agreement unless otherwise specified. Any reference in this Copyright Security Agreement to any agreement, instrument, or document shall include all alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements, thereto and thereof, as applicable (subject to any restrictions on such alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements set forth herein). Any reference herein to the satisfaction or repayment in full of the Secured Obligations shall mean the repayment in full in cash of all Secured Obligations other than unasserted contingent indemnification Obligations that, at such time, are not required by the provisions of the Second

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Lien Term Loan Agreement to be repaid. Any reference herein to any Person shall be construed to include such Person’s successors and assigns. Any requirement of a writing contained herein shall be satisfied by the transmission of a Record and any Record so transmitted shall constitute a representation and warranty as to the accuracy and completeness of the information contained therein.

8. CONTROLLING LAW. This Copyright Security Agreement is to be governed and construed in accordance with the laws of the State of New York, without regard to the conflict of laws principles thereof.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, [each] Pledgor has caused this Copyright Security Agreement to be executed and delivered by its duly authorized officer as of the date first set forth above.

PLEDGOR[S]:	[Name of Pledgor, a ]

By:
Name:
Title:

[Name of Pledgor, a ]

By:
Name:
Title:

ACCEPTED AND ACKNOWLEDGED BY:

JEFFERIES FINANCE LLC,
as Collateral Agent

By:
Name:
Title:

SCHEDULE I

TO

COPYRIGHT SECURITY AGREEMENT

COPYRIGHT REGISTRATIONS

Pledgor	Country	Copyright	Registration No.	Registration Date

Copyright Licenses

EXHIBIT B

PATENT SECURITY AGREEMENT

This PATENT SECURITY AGREEMENT (this “Patent Security Agreement”) is made this      day of                     , 20    , among the Pledgors listed on the signature pages hereof (collectively, jointly and severally, “Pledgors” and each individually a “Pledgor”), and Jefferies Finance LLC, in its capacity as Collateral Agent pursuant to the Second Lien Term Loan Agreement (in such capacity, together with its successors and assigns, the “Collateral Agent”).

W I T N E S S E T H:

WHEREAS, the Pledgors are party to a Second Lien Security Agreement, dated as of February 13, 2013, in favor of the Collateral Agent pursuant to which the Pledgors are required to execute and deliver this Patent Security Agreement.

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Pledgors hereby agree as follows:

1. DEFINED TERMS. All capitalized terms used but not otherwise defined herein have the meanings given to them in the Security Agreement.

2. GRANT OF SECURITY INTEREST IN PATENT COLLATERAL. Each Pledgor hereby unconditionally grants, assigns, and pledges to the Collateral Agent, for the benefit of the Secured Parties, to secure the Secured Obligations, a continuing security interest (referred to in this Patent Security Agreement as the “Security Interest”) in all of such Pledgor’s right, title and interest in, to and under the following, whether presently existing or hereafter created or acquired (collectively, the “Patent Collateral”):

(a) all of its Patents and Patent Intellectual Property Licenses to which it is a party including those referred to on Schedule I hereto;

(b) all reissues, continuations or extensions of the foregoing; and

(c) all products and proceeds of the foregoing, including any claim by such Pledgor against third parties for past, present or future infringement of any Patent or any Patent exclusively licensed under any Intellectual Property License, including the right to receive damages, or right to receive license fees, royalties, and other compensation under any Patent Intellectual Property License.

3. SECURITY FOR OBLIGATIONS. This Patent Security Agreement and the Security Interest created hereby secures the payment and performance of all the Secured Obligations, whether now existing or arising hereafter. Without limiting the generality of the foregoing, this Patent Security Agreement secures the payment of all amounts which constitute part of the Secured Obligations and would be owed by Pledgors, or any of them, to the Collateral Agent, the Secured Parties or any of them, whether or not they are unenforceable or not allowable due to the existence of an Insolvency Proceeding involving any Pledgor.

4. SECURITY AGREEMENT. The Security Interest granted pursuant to this Patent Security Agreement is granted in conjunction with the security interests granted to Collateral Agent, for the benefit of the Secured Parties, pursuant to the Security Agreement. Each Pledgor hereby acknowledges and affirms that the rights and remedies of Collateral Agent with respect to the Security Interest in the Patent Collateral made and granted hereby are more fully set forth in the Security Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein. To the extent there is any inconsistency between this Patent Security Agreement and the Security Agreement, the Security Agreement shall control.

5. AUTHORIZATION TO SUPPLEMENT. If any Pledgor shall obtain rights to any new patent application or issued patent or become entitled to the benefit of any patent application or patent for any divisional, continuation, continuation-in-part, reissue, or reexamination of any existing patent or patent application, the provisions of this Patent Security Agreement shall automatically apply thereto. Pledgors shall give prompt notice in writing to the Collateral Agent with respect to any such new patent rights. Without limiting Pledgors’ obligations under this Section, Pledgors hereby authorize the Collateral Agent unilaterally to modify this Patent Security Agreement by amending Schedule I to include any such new patent rights of Pledgors. Notwithstanding the foregoing, no failure to so modify this Patent Security Agreement or amend Schedule I shall in any way affect, invalidate or detract from Collateral Agent’s continuing security interest in all Collateral, whether or not listed on Schedule I.

6. COUNTERPARTS. This Patent Security Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such separate counterparts shall together constitute but one and the same instrument. In proving this Patent Security Agreement in any judicial proceedings, it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom such enforcement is sought. Any signatures delivered by a party by facsimile transmission or by e-mail transmission shall be deemed an original signature hereto.

7. CONSTRUCTION. Unless the context of this Patent Security Agreement clearly requires otherwise, references to the plural include the singular, references to the singular include the plural, the terms “includes” and “including” are not limiting, and the term “or” has, except where otherwise indicated, the inclusive meaning represented by the phrase “and/or.” The words “hereof,” “herein,” “hereby,” “hereunder,” and similar terms in this Patent Security Agreement refer to this Patent Security Agreement as a whole and not to any particular provision of this Patent Security Agreement. Section, subsection, clause, schedule, and exhibit references herein are to this Patent Security Agreement unless otherwise specified. Any reference in this Patent Security Agreement to any agreement, instrument, or document shall include all alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements, thereto and thereof, as applicable (subject to any restrictions on such alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements set forth herein). Any reference herein to the satisfaction or repayment in full of the Secured Obligations shall mean the repayment in full in cash of all Secured Obligations other than unasserted contingent indemnification Obligations

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that, at such time, are not required by the provisions of the Second Lien Term Loan Agreement to be repaid. Any reference herein to any Person shall be construed to include such Person’s successors and assigns. Any requirement of a writing contained herein shall be satisfied by the transmission of a Record and any Record so transmitted shall constitute a representation and warranty as to the accuracy and completeness of the information contained therein.

8. CONTROLLING LAW. This Parent Security Agreement is to be governed and construed in accordance with the laws of the State of New York, without regard to the conflict of laws principles thereof.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, [each] Pledgor has caused this Patent Security Agreement to be executed and delivered by its duly authorized officer as of the date first set forth above.

PLEDGOR[S]:	[Name of Pledgor, a ]

By:
Name:
Title:

[Name of Pledgor, a ]

By:
Name:
Title:

ACCEPTED AND ACKNOWLEDGED BY:

JEFFERIES FINANCE LLC,
as Collateral Agent

By:
Name:
Title:

EXHIBIT C

PLEDGED INTERESTS ADDENDUM

This Pledged Interests Addendum, dated as of                      , 20     (this “Pledged Interests Addendum”), is delivered pursuant to Section 7 of the Security Agreement referred to below. The undersigned hereby agrees that this Pledged Interests Addendum may be attached to that certain Security Agreement, dated as of February 13, 2013, (as amended, restated, supplemented or otherwise modified from time to time, the “Security Agreement”), made by the undersigned, together with the other Pledgors named therein, to Jefferies Finance LLC, as Collateral Agent. Initially capitalized terms used but not defined herein shall have the meaning ascribed to such terms in the Security Agreement. The undersigned hereby agrees that the additional interests listed on this Pledged Interests Addendum as set forth below shall be and become part of the Pledged Interests pledged by the undersigned to the Collateral Agent in the Security Agreement and any pledged company set forth on this Pledged Interests Addendum as set forth below shall be and become a “Pledged Company” under the Security Agreement, each with the same force and effect as if originally named therein.

The undersigned hereby certifies that the representations and warranties set forth in Section 7 of the Security Agreement of the undersigned are true and correct as to the Pledged Interests listed herein on and as of the date hereof.

[Name of Pledgor, a ]

By:
Name:
Title:

Name of Pledgor	Name of Pledged Company	Number of Shares/Units	Class of Interests	Percentage of Class Owned	Certificate Nos.

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EXHIBIT D

TRADEMARK SECURITY AGREEMENT

This TRADEMARK SECURITY AGREEMENT (this “Trademark Security Agreement”) is made this      day of                     , 20    , among the Pledgors listed on the signature pages hereof (collectively, jointly and severally, “Pledgors” and each individually a “Pledgor”), and Jefferies Finance LLC, in its capacity as Collateral Agent pursuant to the Second Lien Term Loan Agreement (in such capacity, together with its successors and assigns, the “Collateral Agent”).

W I T N E S S E T H:

WHEREAS, the Pledgors are party to a Second Lien Security Agreement dated as of February 13, 2013, in favor of the Collateral Agent pursuant to which the Pledgors are required to execute and deliver this Trademark Security Agreement.

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Pledgor hereby agrees as follows:

1. DEFINED TERMS. All capitalized terms used but not otherwise defined herein have the meanings given to them in the Security Agreement.

2. GRANT OF SECURITY INTEREST IN TRADEMARK COLLATERAL. Each Pledgor hereby unconditionally grants, assigns, and pledges to the Collateral Agent, for the benefit of the Secured Parties, to secure the Secured Obligations, a continuing security interest (referred to in this Trademark Security Agreement as the “Security Interest”) in all of such Pledgor’s right, title and interest in, to and under the following, whether presently existing or hereafter created or acquired (collectively, the “Trademark Collateral”):

(a) all of its Trademarks and Trademark Intellectual Property Licenses to which it is a party including those referred to on Schedule I hereto;

(b) all goodwill, trade secrets, proprietary or confidential information, technical information, procedures, formulae, quality control standards, designs, operating and training manuals, customer lists, and other General Intangibles with respect to the foregoing;

(c) all reissues, continuations or extensions of the foregoing;

(d) all goodwill of the business connected with the use of, and symbolized by, each Trademark and each Trademark Intellectual Property License; and

(e) all products and proceeds (as that term is defined in the Code) of the foregoing, including any claim by such Pledgor against third parties for past, present or future (i) infringement or dilution of any Trademark or any Trademarks exclusively licensed under any Intellectual Property License, including right to receive any damages, (ii) injury to the goodwill associated with any Trademark, or (iii) right to receive license fees, royalties, and other compensation under any Trademark Intellectual Property License.

3. SECURITY FOR OBLIGATIONS. This Trademark Security Agreement and the Security Interest created hereby secures the payment and performance of all the Secured Obligations, whether now existing or arising hereafter. Without limiting the generality of the foregoing, this Trademark Security Agreement secures the payment of all amounts which constitute part of the Secured Obligations and would be owed by Pledgors, or any of them, to Collateral Agent, the Secured Parties or any of them, whether or not they are unenforceable or not allowable due to the existence of an Insolvency Proceeding involving any Pledgor.

4. SECURITY AGREEMENT. The Security Interest granted pursuant to this Trademark Security Agreement is granted in conjunction with the security interests granted to Collateral Agent, for the benefit of the Secured Parties, pursuant to the Security Agreement. Each Pledgor hereby acknowledges and affirms that the rights and remedies of Collateral Agent with respect to the Security Interest in the Trademark Collateral made and granted hereby are more fully set forth in the Security Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein. To the extent there is any inconsistency between this Trademark Security Agreement and the Security Agreement, the Security Agreement shall control.

5. AUTHORIZATION TO SUPPLEMENT. If any Pledgor shall obtain rights to any new trademarks, the provisions of this Trademark Security Agreement shall automatically apply thereto. Pledgors shall give prompt notice in writing to Collateral Agent with respect to any such new trademarks or renewal or extension of any trademark registration. Without limiting Pledgors’ obligations under this Section, Pledgors hereby authorize Collateral Agent unilaterally to modify this Trademark Security Agreement by amending Schedule I to include any such new trademark rights of Pledgors. Notwithstanding the foregoing, no failure to so modify this Trademark Security Agreement or amend Schedule I shall in any way affect, invalidate or detract from Collateral Agent’s continuing security interest in all Collateral, whether or not listed on Schedule I.

6. COUNTERPARTS. This Trademark Security Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such separate counterparts shall together constitute but one and the same instrument. In proving this Trademark Security Agreement in any judicial proceedings, it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom such enforcement is sought. Any signatures delivered by a party by facsimile transmission or by e-mail transmission shall be deemed an original signature hereto.

7. CONSTRUCTION. Unless the context of this Trademark Security Agreement clearly requires otherwise, references to the plural include the singular, references to the singular include the plural, the terms “includes” and “including” are not limiting, and the term “or” has, except where otherwise indicated, the inclusive meaning represented by the phrase “and/or.” The words “hereof,” “herein,” “hereby,” “hereunder,” and similar terms in this Trademark Security Agreement refer to this Trademark Security Agreement as a whole and not to any particular provision of this Trademark Security Agreement. Section, subsection, clause, schedule, and

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exhibit references herein are to this Agreement unless otherwise specified. Any reference in this Trademark Security Agreement to any agreement, instrument, or document shall include all alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements, thereto and thereof, as applicable (subject to any restrictions on such alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements set forth herein). Any reference herein to the satisfaction or repayment in full of the Secured Obligations shall mean the repayment in full in cash of all Secured Obligations other than unasserted contingent indemnification Obligations that, at such time, are not required by the provisions of the Second Lien Term Loan Agreement to be repaid. Any reference herein to any Person shall be construed to include such Person’s successors and assigns. Any requirement of a writing contained herein shall be satisfied by the transmission of a Record and any Record so transmitted shall constitute a representation and warranty as to the accuracy and completeness of the information contained therein.

8. CONTROLLING LAW. This Parent Security Agreement is to be governed and construed in accordance with the laws of the State of New York, without regard to the conflict of laws principles thereof.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, [each] Pledgor has caused this Trademark Security Agreement to be executed and delivered by its duly authorized officer as of the date first set forth above.

PLEDGOR[S]:	[Name of Pledgor, a ]

By:
Name:
Title:

[Name of Pledgor, a ]

By:
Name:
Title:

ACCEPTED AND ACKNOWLEDGED BY:

JEFFERIES FINANCE LLC,
as Collateral Agent

By:
Name:
Title:

SCHEDULE I

to

TRADEMARK SECURITY AGREEMENT

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Pledgor	Country	Mark	Application/ Registration No.	App/Reg Date

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